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The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until a final prospectus supplement is delivered. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 5, 2003

Pursuant to Rule 424(b)(3)
Registration No. 333-57962

PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 24, 2001)

$175,000,000

Avaya Inc.

      11 1/8% Senior Secured Notes due 2009

        The notes will bear interest at the rate of 11 1/8% per year. Interest on the notes is payable on April 1 and October 1 of each year, beginning on October 1, 2003. The notes will mature on April 1, 2009. We may redeem some or all of the notes on or after April 1, 2006 at redemption prices described under "Description of Notes—Optional Redemption." In addition, before April 1, 2005 we may also redeem up to 35% of the notes and the initial notes at a redemption price equal to 111.125% of their principal amount, using the proceeds from sales of our capital stock. The notes constitute a further issuance of, and form a single series with, the 11 1/8% senior secured notes due 2009 that we issued on March 28, 2002 in the aggregate principal amount of $440,000,000, which we sometimes refer to as the initial notes.

        The notes will be senior obligations initially secured together with the initial notes by a second priority security interest in the stock of most of our domestic subsidiaries, 65% of the stock of a foreign subsidiary that, together with its subsidiaries, holds the beneficial and economic right to utilize certain of our domestic intellectual property rights outside the United States and Canada, substantially all of our domestic non-real property assets and all of the proceeds therefrom. The security interest in the collateral securing the notes and the initial notes will be subordinated to the security interest in the collateral securing our obligations to the lenders (including their affiliates) that are parties to our credit agreements.

        In the event that (1) our corporate credit is rated at least BBB by S&P and our long-term senior unsecured debt is rated at least Baa2 by Moody's, each without a negative outlook or its equivalent, or (2) subject to certain conditions, at least $400 million of unsecured indebtedness is outstanding or available under our credit agreements, the security interest in the collateral securing the notes and the initial notes will terminate.

        Investing in the notes involves risks. See "Risk Factors" beginning on page S-11.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per Note	Total
Public Offering Price(1)%	$
Underwriting Discount %	$
Proceeds to Avaya (before expenses)%	$

        (1) Plus accrued interest from April 1, 2003.

        The underwriters expect to deliver the notes to purchasers on or about May     , 2003.

Joint Book-Running Managers

Citigroup	Credit Suisse First Boston

Deutsche Bank Securities		JPMorgan
HSBC

May     , 2003

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

        Unless otherwise provided in this prospectus supplement, trademarks identified by ® and ™ are registered trademarks or trademarks, respectively, of Avaya Inc. or its subsidiaries. All other trademarks are the properties of their respective owners. Liquid Yield Option™ Notes is a trademark of Merrill Lynch & Co., Inc.

i

SUMMARY

        This summary highlights selected information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus to help you understand our company and the notes. Because this is a summary you should carefully read this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference in the prospectus, to fully understand the terms of the notes and other considerations that may be important to you in making a decision about whether to invest in the notes. You should also carefully review the "Risk Factors" section to determine whether an investment in the notes is appropriate for you.

Avaya

        Avaya Inc. is a leading provider of communications systems, applications and services for enterprises, including businesses, government agencies and other organizations. Our product and solution offerings include converged voice and data networks, traditional voice communications systems, customer relationship management solutions, unified communications solutions and structured cabling products. We support our broad customer base with comprehensive global service offerings that help our customers plan, design, implement and manage their communications networks. We believe our global service organization is an important consideration for customers purchasing our products and solutions and is a source of significant revenue for us, primarily from maintenance contracts.

        We offer a broad array of communications systems, solutions and services that enable enterprises to communicate with their customers, suppliers, partners and employees through voice, Web, electronic mail, facsimile, Web chat sessions and other forms of communication, across an array of devices. These devices include telephones, computers, cell phones and personal digital assistants. Our broad portfolio of products includes products we have developed internally, products we have obtained through acquisitions, products manufactured by third parties which we resell, products and software provided to us by third parties as components of our offerings and products we have developed through our strategic alliances with other technology leaders. Our products range from systems designed for multinational enterprises with multiple locations worldwide, thousands of employees and advanced communications requirements to systems designed for businesses with less than ten employees.

        We were incorporated under the laws of the State of Delaware on February 16, 2000, as a wholly owned subsidiary of Lucent Technologies Inc. On September 30, 2000, Lucent contributed its enterprise networking business to us and distributed all of the outstanding shares of our capital stock to its shareowners. We refer to these transactions as the "distribution." Prior to the distribution, we had no material assets or activities as a separate corporate entity. Following the distribution, we became an independent public company, and Lucent has no continuing stock ownership interest in us.

        Our principal executive offices are located at 211 Mount Airy Road, Basking Ridge, New Jersey 07920. Our telephone number is (908) 953-6000.

Recent Developments

Second Quarter of Fiscal 2003 Financial Results

        For the three months ended March 31, 2003, our revenues were $1,081 million, a decrease of 15.5%, or $198 million, from $1,279 million for the three months ended March 31, 2002 and a sequential increase of 1.3%, or $14 million, from $1,067 million for the three months ended December 31, 2002. Our net loss for the three months ended March 31, 2003 was $41 million, compared to a net loss of $63 million for the three months ended March 31, 2002 and a net loss of $121 million for the three months ended December 31, 2002. Operating income for the three months ended March 31, 2003 was $28 million, compared to an operating loss of $108 million for the three months ended March 31, 2002 and an operating loss of $18 million for the three months ended December 31, 2002.

        For the six months ended March 31, 2003, our revenues were $2,148 million, a decrease of 16.9%, or $437 million, from $2,585 million for the six months ended March 31, 2002. Our net loss for the six months ended March 31, 2003 was $162 million, compared to a net loss of $83 million for the six months ended March 31, 2002. Operating income for the six months ended March 31, 2003 was $10 million, compared to an operating loss of $135 million for the six months ended March 31, 2002.

        We generated cash flow from operations of $85 million for the three months ended March 31, 2003, which contributed to an increase in our cash balance from $651 million as of December 31, 2002 to $724 million as of March 31, 2003. Gross margin for the three months ended March 31, 2003 was 42.2%, an increase of 2.5% from gross margin of 39.7% for the three months ended December 31, 2002.

        Our operating results for the three months ended March 31, 2003 include the following:

  •
  $17 million of income recognized for the reversal of business restructuring liabilities established in prior periods, partially offset by $3 million of expenses associated with our fourth quarter fiscal 2002 business restructuring initiative;

  •
  a $36 million pre-tax loss ($26 million after tax) related to the exchange of $84 million aggregate principal amount at maturity of our Liquid Yield Option™ Notes due 2021, or LYONs, in January, partially offset by a $1 million gain recognized from the buyback of $14 million aggregate principal amount at maturity of our LYONs in March; and

  •
  a $25 million charge, which represents our estimate of the amount of our liability associated with the settlement by Lucent, our former parent, of certain purported class actions lawsuits. Upon settlement, the amount of the liability will be adjusted to reflect our actual obligation in this matter. See "Risk Factors—Risks Related To Contingent Liabilities—We may incur liabilities as a result of our obligations to indemnify, and to share certain liabilities with, Lucent Technologies Inc. in connection with our spin-off from Lucent in September 2000."

Repurchases of our LYONs

        In April 2003, we repurchased for cash, in a series of open market transactions, $58 million aggregate principal amount at maturity of the LYONs. We used an aggregate of approximately $28 million in cash to repurchase the LYONs, which had an aggregate accreted value of $30 million. To date, we have used approximately $34 million in cash to repurchase the LYONs. As a result of the exchange offer and open market purchases, we have retired $156 million aggregate principal amount at maturity of the LYONs. At April 30, 2003, $787 million aggregate principal amount at maturity or $405 million of accreted value of LYONs remain outstanding. On October 31, 2004, holders of the LYONs may require us to purchase all or a portion of their LYONs at a purchase price of $542.95 per $1,000 principal amount at maturity of LYONs. Under the terms of the indenture governing the LYONs, we may, at our option, elect to pay the purchase price in cash or, subject to certain conditions, in shares of common stock, or any combination thereof.

Amendment of Existing Credit Agreement

        On April 30, 2003, we amended our existing credit agreement, which is currently undrawn, to among other things:

  •
  decrease the size of the credit facility from $561 million to $250 million;

  •
  adjust the required minimum EBITDA and EBITDA to interest expense ratios; and

  •
  permit us to increase our ability to repurchase LYONs with cash from a maximum of $100 million, less $34 million cash used to repurchase LYONs to date, by up to $300 million by (1) issuing equity or debt in the capital markets, including the notes offered by this prospectus supplement, for which we get credit for 100% of the net cash proceeds, and (2) certain asset sales, for which we get credit for 50% of the net cash proceeds.

        See "Description of Existing Credit Agreement."

The Offering

Issuer	Avaya Inc.
Notes Offered	$175 million aggregate principal amount of 11 1/8% senior secured notes due 2009 of Avaya Inc. The notes constitute a further issuance of, and form a single series with, the 11 1/8% senior secured notes due 2009 we issued on March 28, 2002 in the aggregate principal amount of $440 million. After the issuance of the notes, the total aggregate principal amount of all of our 11 1/8% senior secured notes due 2009 will be $615 million.
CUSIP	053499AB5
Maturity	April 1, 2009
Interest Payment Dates	April 1 and October 1 of each year, commencing on October 1, 2003. Interest on the notes will accrue from April 1, 2003.
Optional Redemption	We may redeem some or all of the notes at any time on or after April 1, 2006 at the redemption prices described under "Description of Notes—Optional Redemption."
In addition, before April 1, 2005, we may also redeem up to 35% of the notes and the initial notes at a redemption price of 111.125% of their principal amount, plus accrued and unpaid interest to the redemption date, using the proceeds from one or more sales of our capital stock.
For more information, see "Description of Notes—Optional Redemption."
Ranking and Collateral

The notes will be senior obligations initially secured together with the initial notes by a second priority security interest in the stock of most of our domestic subsidiaries, 65% of the stock of a foreign subsidiary that, together with its subsidiaries, holds the beneficial and economic right to utilize certain of our domestic intellectual property rights outside the United States and Canada, substantially all of our domestic non-real property assets and all of the proceeds therefrom. The security interest in the collateral securing the notes and the initial notes will be subordinated to the security interest in the collateral securing our obligations to the lenders that are parties to our credit agreements (including their affiliates), including obligations under or in respect of letters of credit, hedging agreements or cash management agreements. See "Description of Collateral Arrangements" and "Risk Factors—Risks Relating To The Notes—The security interest in the collateral securing the notes and the initial notes will be subordinated to the security interest in the collateral securing our obligations to the lenders that are parties to our credit agreements." As of April 30, 2003, we had $250 million of total commitments available to us under our existing credit agreement (although no indebtedness under our existing credit agreement was outstanding).

The indenture provides that the security interest in the collateral securing the notes and the initial notes will terminate in the event that:
(1) our corporate credit is rated at least BBB by S&P and our long-term senior unsecured debt is rated at least Baa2 by Moody's and such ratings shall not be accompanied by a negative outlook or its equivalent; or
(2) at least $400 million of unsecured indebtedness is outstanding or available under our credit agreements and no other indebtedness is secured under any of our credit agreements, provided that we have entered into such credit agreements with a syndicate of no less than two commercial banking institutions for the primary purpose of obtaining bona fide unsecured financing for working capital, acquisitions or general corporate purposes (which may include refinancing of existing indebtedness), and not for the sole purpose of terminating the security interest in the collateral granted to the collateral trustee for the benefit of the holders of the notes.
The indenture requires us to create another security interest in favor of the trustee for the benefit of the noteholders in the collateral if a new Security Period (as defined in the indenture) has begun. See "Description of Notes—Ranking" and "Description of Collateral Arrangements." So long as our obligations to the lenders that are parties to our credit agreements (including their affiliates) are secured, such subsequent security interest in favor of the trustee for the benefit of the noteholders will also be subordinated to the security interest of such lenders in the collateral.
The notes and the initial notes will rank equally as to payment with all our existing and future senior debt. The notes and the initial notes will effectively rank senior to all unsecured senior debt to the extent that any value of the collateral is available to the holders of the notes and effectively junior to our secured obligations to the lenders under our credit agreements, including secured obligations to the lenders (and their affiliates) that do not arise under a credit agreement. At March 31, 2003, on a pro forma as adjusted basis after giving effect to this offering and the April 2003 repurchases of the LYONs, we would have had $1,031 million of indebtedness outstanding on a consolidated basis, $628 million of which would have been secured, and our subsidiaries would have had $366 million of liabilities outstanding.

Change of Control Offer	If a change of control, as defined under "Description of Notes—Change of Control," of our company occurs, we will be required to make an offer to purchase all outstanding notes and the initial notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.
We may not be able to repurchase your notes if a change of control occurs, because:
	•	we might not have enough cash at the time to make the required payment; or
	•	the terms of our other debt instruments may prevent us from making the required payment.
In particular, under the terms of our existing credit agreement, a change of control will result in an event of default.
Covenants	The indenture governing the notes and the initial notes contains covenants which are applicable at all times and limits our ability and the ability of our restricted subsidiaries to:
	•	merge, consolidate, transfer or lease all or substantially all of our assets;
	•	grant, or allow to exist, liens on assets;
	•	enter into sale/leaseback transactions; and
	•	amend the security documents relating to the collateral.
In addition, during any Rating Deficiency Period, as defined below, we are subject to additional covenants which will limit our ability and the ability of our restricted subsidiaries to:
	•	incur additional debt;
	•	make investments and other restricted payments (including paying dividends on our capital stock or redeeming or repurchasing our capital stock or subordinated obligations);
	•	sell assets or stock of our restricted subsidiaries;
	•	enter into transactions with affiliates; and
	•	allow our subsidiaries to guarantee other debt.
A Rating Deficiency Period means any period (x) beginning on the date on which the initial notes were issued and any other date that the rating of the notes and the initial notes falls below either Baa3 by Moody's or BBB– by S&P and (y) ending on the date that the notes and the initial notes are rated at least BBB– by S&P and Baa3 by Moody's and such ratings are not accompanied by a negative outlook or its equivalent.

These covenants are subject to a number of important and significant limitations and exceptions. See "Description of Notes—Covenants."
Use of Proceeds	We expect to receive aggregate net proceeds from the sale of the notes of approximately $171 million, assuming an issue price of 100% of their principal amount, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds for general corporate purposes, which may include the repurchase of LYONs in the open market or otherwise.
Risk Factors	Investing in the notes involves substantial risks. See "Risk Factors" for a description of some of the risks you should consider before investing in the notes.

Summary Financial and Other Data

        The following table sets forth summary financial and other data derived from our unaudited consolidated financial statements as of March 31, 2003 and for the six months ended March 31, 2003 and 2002, and from our audited consolidated financial statements as of and for the fiscal years ended September 30, 2002, 2001 and 2000. In our opinion, the unaudited consolidated financial statements reflect all normal and recurring adjustments necessary for a fair presentation of the financial condition, results of operations and cash flows for the periods indicated. Certain prior year amounts have been reclassified to conform to the current interim period presentation. The consolidated results of operations for the interim periods reported are not necessarily indicative of the results to be experienced for the entire fiscal year. The summary financial and other data for the fiscal year ended September 30, 2000, which represent a period prior to our September 30, 2000 spin-off from Lucent, may not be indicative of our performance as an independent company. The summary financial and other data for all periods should be read in conjunction with the consolidated financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

        As used in the table below, EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We have presented EBITDA in accordance with the requirements of the Securities Act of 1933, as modified by Regulation G. This calculation is different from the calculation of EBITDA that we have publicly disclosed in the past. Although EBITDA is not recognized under generally accepted accounting principles, it is accepted by the industry as a generally recognized measure of performance and is used by analysts who report publicly on the condition and performance of companies in our industry. For the foregoing reasons, we believe that EBITDA is useful to investors. We use EBITDA as a supplemental financial measurement in the evaluation of our business and interpret trends in EBITDA in a similar manner as trends in cash flows and liquidity. We believe that EBITDA may provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements. EBITDA is not a measure of financial performance under generally accepted accounting principles. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flow provided by operating activities or other income or cash flow data prepared in accordance with generally accepted accounting principles. When evaluating EBITDA, investors should consider, among other factors, (i) increasing or decreasing trends in EBITDA, (ii) whether EBITDA has remained at positive levels historically and (iii) how EBITDA compares to levels of interest expense. Because EBITDA excludes some, but not all, items that affect net income and may vary among companies, the EBITDA presented in this summary financial and other data may not be comparable to similarly titled measures of other companies. While we believe that EBITDA may provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements, functional or legal requirements of our business may require us to utilize its available funds for other purposes.

        As used in the table below, net debt is defined as total debt minus cash and cash equivalents. Although net debt is not recognized under generally accepted accounting principles, it is accepted by the industry as a generally recognized measure of the resources available to a company to satisfy its debt obligations and is used by analysts who report publicly on the condition and performance of companies in our industry. For the foregoing reasons, we believe that net debt is useful to investors. We use net debt as a supplemental financial measure in the evaluation of our business and interpret trends in net debt in a similar manner as trends in total debt. We believe net debt may provide information with respect to our ability to meet our debt obligations with current resources. Net debt should not be considered a substitute for total debt, cash or working capital. When evaluating net debt, investors should consider, among other things, increasing or decreasing trends in net debt.

Summary Financial and Other Data

	Six Months Ended March 31,		Year Ended September 30,
	2003	2002	2002	2001	2000
	(Dollars in millions)
Statements of Operations:
Revenue	$2,148	$2,585	$4,956	$6,793	$7,732
Costs	1,269	1,562	3,010	3,897	4,483

Gross margin	879	1,023	1,946	2,896	3,249

Operating expenses
Selling, general and administrative	692	825	1,555	2,055	2,540
Business restructuring charges (reversals) and related expense	(10)	94	209	837	684
Goodwill and intangibles impairment charge	—	—	71	—	—
Research and development	187	239	459	536	468
Purchased in-process research and development	—	—	—	32	—

Total operating expenses	869	1,158	2,294	3,460	3,692

Operating income (loss)	10	(135)	(348)	(564)	(443)
Loss on long-term debt extinguishment, net	(35)	—	—	—	—
Other income (expense), net (1)	(19)	18	(2)	31	71
Interest expense	(36)	(17)	(51)	(37)	(76)

Loss before income taxes	(80)	(134)	(401)	(570)	(448)
Provision (benefit) for income taxes	82	(51)	265	(218)	(73)

Net loss	$(162)	$(83)	$(666)	$(352)	$(375)

Cash Flow Data:
Cash flows provided by (used for) operating activities	$133	$(42)	$198	$(133)	$485
Cash flows used for investing activities	(14)	(40)	(109)	(365)	(428)
Cash flows provided by financing activities	5	397	255	483	42

		As of September 30,
	As of March 31, 2003
		2002	2001	2000
	(Dollars in millions)
Balance Sheet Data:
Cash and cash equivalents	$724	$597	$250	$271
Receivables, less allowances (2)	726	876	1,163	1,758
Inventory	412	467	649	639
Property, plant and equipment, net	840	896	992	966
Total assets	3,686	3,897	4,648	5,037
Senior Secured Notes (11.125% due 2009), net (3)	453	457	—	—
LYONs, net	433	476	—	—
Total debt (4)	886	933	645	793
Series B preferred stock	—	—	395	—
Stockholders' equity (deficit)	(50)	—	481	764
	Six Months Ended March 31,		Year Ended September 30,
	2003	2002	2002	2001	2000
	(Dollars in millions)
Other Data:
Net loss	$(162)	$(83)	$(666)	$(352)	$(375)
Add back:
Interest expense	36	17	51	37	76
Provision (benefit) for income taxes	82	(51)	265	(218)	(73)
Depreciation and amortization	101	116	229	273	220

EBITDA	$57	$(1)	$(121)	$(260)	$(152)

Net debt (at period end)	$162	$366	$336	$395	$522
Capital expenditures	17	46	111	341	499
Ratio of earnings to fixed charges (5)	N/A	N/A	N/A	N/A	N/A

        We have provided additional information to reconcile EBITDA to net loss for the past four quarters.

	Three Months Ended
	March 31, 2003	December 31, 2002		September 30, 2002		June 30, 2002
	(Dollars in millions)
Net loss	$(41)	$(121)		$(544)		$(39)
Add back:
Interest expense	17	19		18		16
Provision (benefit) for income taxes	(5)	87		323		(7)
Depreciation and amortization	53	48		55		58

EBITDA	$24 (6)	$33	(7)	$(148)	(8)	$28 (9)

(1)
For the six months ended March 31, 2003, other income (expense) includes $25 million, which represents our estimate of the amount of our liability associated with the settlement by Lucent, our former parent, of certain purported class action lawsuits. Upon settlement, the amount of the liability will be adjusted to reflect our actual obligation in this matter. The liability may be settled, at our option, in any combination of cash and our equity securities.

(2)
We terminated our $200 million accounts receivables securitization facility effective May 15, 2002. Accounts receivables allowances as of March 31, 2003 and September 30, 2002, 2001 and 2000, were $105 million, $121 million, $105 million and $105 million, respectively.

(3)
The outstanding balance of Senior Secured Notes at March 31, 2003 includes $17 million related to a deferred gain on the cancellation of an interest rate swap agreement. The outstanding balance of Senior Secured Notes at September 30, 2002 includes $22 million related to the increase in the fair market value of the hedged portion of that debt.

(4)
Total debt is defined as the current and long-term portion of debt less discount.

(5)
For purposes of determining the ratio of earnings to fixed charges in the table above, earnings are defined as income (loss) from continuing operations before income taxes, plus fixed charges less capitalized interest. Fixed charges consist of interest expense that is representative of the interest factor. For the six months ended March 31, 2003 and March 31, 2002 earnings were inadequate to cover fixed charges by $81 million and $135 million, respectively. For fiscal 2002, 2001 and 2000, earnings were inadequate to cover fixed charges by $402 million, $576 million and $450 million, respectively. For the three months ended December 31, 2002 earnings were inadequate to cover fixed charges by $34 million.

(6)
For the three months ended March 31, 2003, EBITDA, as calculated pursuant to the covenants of our existing credit agreement, excludes the impact of the $31 million non-cash portion of a net loss on long-term debt extinguishment, a $14 million reversal of previously recorded business restructuring expense, a $25 million charge which represents the estimated liability related to the Lucent securities litigation and $9 million of other non-cash charges. See "Description of Existing Credit Agreement" for more information.

  The exclusion from EBITDA, as calculated under the financial covenants included in our existing credit agreement, of the impact of the $25 million charge related to the Lucent securities litigation assumes that we will elect to settle this liability with non-cash consideration. If we elect to settle the liability with cash, we will include the impact of the $25 million charge in this calculation of EBITDA.

(7)
For the three months ended December 31, 2002, EBITDA, as calculated pursuant to the covenants of our existing credit agreement, excludes the impact of $4 million of business restructuring charges and related expense and $19 million of other non-cash charges. See "Description of Existing Credit Agreement" for more information.

(8)
For the three months ended September 30, 2002, EBITDA, as calculated pursuant to the covenants of our existing credit agreement, excludes the impact of $106 million of business restructuring charges and related expense, a $71 million impairment to goodwill and intangibles and $19 million of other non-cash charges. See "Description of Existing Credit Agreement" for more information.

(9)
For the three months ended June 30, 2002, EBITDA, as calculated pursuant to the covenants of our existing credit agreement, excludes the impact of $9 million of business restructuring charges and related expense and $17 million of other non-cash charges. See "Description of Existing Credit Agreement" for more information.

RISK FACTORS

        You should carefully consider the following risk factors and all the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment in the notes.

Risks Relating To The Notes

The security interest in the collateral securing the notes and the initial notes will be subordinated to the security interest in the collateral securing our obligations to the lenders that are parties to our credit agreements.

        We have entered into a security agreement with the collateral trustee for the benefit of the lenders under our credit agreements and the holders of the notes and the initial notes. The security agreement creates a first priority security interest in certain collateral in favor of the collateral trustee. However, under the terms of the intercreditor agreement between the trustee and the bank agent, your security interest in the collateral will be subordinated to the security interest in the collateral held by the lenders (including their affiliates) that are parties to our credit agreements. The terms of the intercreditor agreement provide that you will have no rights in the collateral (including any rights as to the manner of disposing of the collateral) until all of our obligations to the lenders owing under the credit agreements and any other obligations of ours owed to any lender (including their affiliates) that is a party to a credit agreement, (including obligations under or in respect of letters of credit, hedging agreements or cash management agreements) have been repaid in full. In addition, until all of our obligations owed to the lenders are repaid in full, the lenders will have the right, in their sole discretion, to release all or part of the collateral securing our obligations to those lenders, the initial notes and the notes. If the lenders were to exercise their right to release all of the collateral, your notes may become unsecured. The lenders are under no obligation to take the interests of noteholders into account in determining whether to exercise their rights in respect of the collateral, and their interests may differ from or be adverse to your interests.

You may not be able to fully realize the value of your liens.

  The collateral may not be valuable enough to satisfy all the obligations secured by the collateral.

        We will secure our obligations under the notes by granting the collateral trustee a security interest in a substantial portion of our assets for the benefit of the holders of the notes. This security interest is also for the benefit of the holders of the initial notes and the lenders (including their affiliates) that are parties to our credit agreements.

        The collateral arrangements and the indenture governing the notes and the initial notes provide that we may apply the proceeds of any sale of assets, including collateral (other than sales by the collateral trustee after acceleration of the debt under the credit agreements), to repay debt under our credit agreements prior to repaying amounts owed under the notes and the initial notes.

        The value of the collateral in the event of a liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. No independent appraisals of any of the collateral have been prepared by us in connection with this offering of notes or the initial notes. Accordingly, we cannot assure you that the proceeds of any sale of the collateral following any acceleration of our obligations under the credit agreements, the initial notes and the notes would be sufficient to satisfy amounts due on the notes, the initial notes and the credit agreements secured thereby.

        If the proceeds of any sale of the collateral were not sufficient to repay all amounts due on any notes, noteholders would have only an unsecured claim against our remaining assets. Some or all of the collateral may be illiquid and may have no readily ascertainable market value. Likewise, we cannot assure you that the collateral will be saleable or, if saleable, that there will not be substantial delays in its liquidation. To the extent that liens, rights and easements granted to third parties encumber assets located on property owned by us or constitute subordinate liens on the collateral, those third parties have or may exercise rights and remedies with respect to the property subject to such encumbrances (including rights to require marshalling of assets) that could adversely affect the value of the collateral located at the site and the ability of the collateral trustee to realize or foreclose on the collateral at that site.

        In addition, the indenture governing the notes and the initial notes permits us to issue additional secured debt, including debt secured equally and ratably by the same assets pledged to you. This would reduce amounts payable to you from the proceeds of any sale of the collateral.

  Bankruptcy laws may limit your ability to realize value from the collateral.

        The right of the collateral trustee to repossess and dispose of the collateral upon the occurrence of an event of default under the credit agreements or the indenture governing the notes and the initial notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the collateral trustee repossessed and disposed of the collateral. Under Title 11 of the United States Code, the bankruptcy code, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the bankruptcy code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines that the value of the secured creditor's interest in the collateral is declining during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict (1) how long payments under the notes could be delayed following commencement of a bankruptcy case, (2) whether or when the collateral trustee could repossess or dispose of the collateral or (3) whether or to what extent holders of the notes and the initial notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

  The collateral is subject to casualty risks.

        We are obligated under the credit agreements and the collateral arrangements to maintain adequate insurance or solely insure against hazards to the same extent as corporations operating properties of a similar nature in the same or similar localities insure themselves. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, we cannot assure you that the insurance proceeds will compensate us fully for our losses. If there is a total or partial loss of any of the pledged collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the notes and the initial notes.

The collateral trustee's ability to exercise remedies is limited.

        The security agreement provides the collateral trustee with significant remedies including foreclosure and sale of all or parts of the collateral. However, the rights of the collateral trustee to exercise significant remedies (such as foreclosure) are, subject to certain exceptions, limited to a payment default either under a credit agreement or under the notes and the initial notes, our bankruptcy or the acceleration of the indebtedness under either a credit agreement or the notes and the initial notes.

Our substantial amount of debt could adversely affect our financial health and prevent us from making payments on the notes and the initial notes.

        We have, and after this offering will continue to have, a substantial amount of debt. At March 31, 2003, on a pro forma as adjusted basis after giving effect to this offering, the April 2003 repurchase of the LYONs and the amendment to our existing credit agreement on April 30, 2003, we would have had approximately $1,031 million of indebtedness outstanding on a consolidated basis and the ability to borrow an additional $250 million under our existing credit agreement.

        Our substantial amount of debt and other obligations could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the notes and the initial notes;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  limit our ability to obtain additional financing for future working capital, capital expenditures, acquisitions and other general corporate requirements;

  •
  increase our vulnerability to interest rate fluctuations because our existing credit agreement provides for interest at variable rates;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our debt and other obligations thereby reducing the availability of our cash flow from operations for other purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

  •
  place us at a competitive disadvantage compared to our competitors that have less debt.

        The agreements governing our debt, including our credit agreements and, during a Rating Deficiency Period, the indenture governing the notes and the initial notes, limit, but do not prohibit, us from incurring additional debt and we may incur a significant amount of additional debt in the future. If new debt is added to our current debt levels, these related risks could increase.

        Our ability to make scheduled payments on or to refinance our debt and other obligations, including the notes and the initial notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to certain financial, business and other factors beyond our control. If our cash flow and capital resources are insufficient to fund our debt service and other obligations, we may be forced to reduce or delay scheduled expansion plans and capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. We cannot assure you that our operating performance, cash flow and capital resources will be sufficient to pay our debt obligations when they become due. In the event that we are required to dispose of material assets or operations or restructure our debt or other obligations, we cannot assure you as to the terms of any such transaction or how soon any such transaction could be completed.

In some instances the security interest in the collateral securing the notes and the initial notes will terminate and thereafter the notes and the initial notes will be effectively subordinated to our secured indebtedness.

        The security interest in the collateral securing the notes and the initial notes will terminate if (1) our corporate credit is rated at least BBB by S&P and our long-term senior unsecured debt is rated at least Baa2 by Moody's (and such ratings are not accompanied by a negative outlook or its equivalent) or (2) subject to certain conditions, at least $400 million of unsecured indebtedness is outstanding or available under our credit agreements. The termination of the security interest in the collateral securing the notes and the initial notes does not obligate any of our other creditors (other than the lenders under our credit agreements) to release any security securing their debt. As a result, if the notes were unsecured and we had other outstanding secured debt, the notes would be effectively subordinated to our secured indebtedness to the extent of the value of the assets securing that indebtedness. If we were to become insolvent or were liquidated, or if payment under any of our secured debt obligations were accelerated, our secured lenders would be entitled to exercise the remedies available to a secured lender under applicable law and would have a claim on those assets before the holders of the unsecured notes. Therefore, in those circumstances, the holders of the notes and the initial notes might recover ratably less than the lenders of our secured debt in the event of our bankruptcy or liquidation.

        The security agreement grants to the collateral trustee for the benefit of the lenders (including their affiliates) that are parties to our credit agreements and the holders of the notes and the initial notes a security interest in a substantial portion of our assets including, subject to certain exceptions, our equipment, inventory, accounts receivable, U.S. intellectual property (other than the beneficial and economic right to utilize certain of our U.S. intellectual property outside the United States and Canada), contract rights, investment property and deposit accounts. The collateral trustee will also be granted a pledge of the capital stock of our domestic subsidiaries (other than Avaya Receivables LLC, Mercury Insurance Inc., Avaya International LLC, Avaya Finance Inc. and Avaya Technology Corp.) and 65% of the capital stock of a foreign subsidiary that, together with its subsidiaries, holds the beneficial and economic right to utilize certain intellectual property outside the United States and Canada. Subject to certain exceptions, the security interests are perfected only with respect to assets that can be perfected by filing a financing statement under the Uniform Commercial Code, by filing in the U.S. Patent and Trademark Office, by making other governmental filings or by the collateral trustee taking physical possession of the assets. With the exception of one party which holds a substantial portion of our inventory, the collateral trustee does not notify or seek acknowledgment of a security interest from any third parties. To the extent that the collateral trustee does not perfect its security interest in any of our assets and any of our other creditors were to perfect a security interest in those assets, such other creditors would have a prior claim on those assets.

The agreements governing some of our debt contain various covenants and restrictions which limit the discretion of our management in operating our business and could prevent us from engaging in some activities that may be beneficial to our business.

        The indenture governing the notes, the initial notes and the LYONs, and our existing credit agreement, contain various covenants and restrictions that limit our ability and the ability of our restricted subsidiaries to, among other things:

  •
  grant liens on assets;

  •
  enter into sale/leaseback transactions;

  •
  merge, consolidate or transfer or lease all or substantially all of our assets;

  •
  incur additional debt;

  •
  make restricted payments (including paying dividends or distributions on our capital stock, or redeeming or repurchasing our capital stock or subordinated obligations);

  •
  make investments or acquisitions;

  •
  sell our assets or stock of our subsidiaries; and

  •
  engage in transactions with affiliates.

        With respect to the indenture governing the notes and the initial notes, the first three restrictions listed above will apply at all times and the remaining restrictions will apply only during a Rating Deficiency Period. When the notes are issued, a Rating Deficiency Period will exist and, under the terms of the indenture, all of the restrictions listed above will apply.

        In addition, our existing credit agreement contains covenants that require us to maintain specified financial ratios and satisfy financial tests. As a result of these covenants and restrictions, we are limited in how we conduct our business and we may be unable to raise additional debt or equity financing, to compete effectively or to take advantage of new business opportunities.

        Our failure to comply with the covenants and restrictions contained in the agreements governing our debt could lead to a default under these agreements. If such a default occurs and we are unable to obtain a waiver, the lenders or the holders of the debt in default could accelerate the maturity of the related debt, which in turn could trigger the cross-acceleration provisions of our other financing agreements. Even if we are able to obtain a waiver, such a default could trigger the cross-default provisions of our credit agreements. In addition, the lenders under our credit agreements could terminate their commitments to lend to us. If any of these events occur, we cannot assure you that we will have sufficient funds available to pay in full the total amount of obligations that become due as a result of any such acceleration, or that we will be able to find additional or alternative financing to refinance any such accelerated obligations. Even if we could obtain additional or alternative financing, we cannot assure you that it would be on terms that would be acceptable to us.

        We cannot assure you that we will be able to remain in compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants as we have in the past.

The notes and the initial notes are structurally subordinated to the claims of our subsidiaries' creditors.

        The notes and the initial notes are not guaranteed by our subsidiaries. In the event of an insolvency, liquidation, dissolution, reorganization or similar proceeding of any of our subsidiaries, any creditors and preferred shareholders of that subsidiary would be entitled to payment in full from that subsidiary's assets and earnings before such assets or earnings may be distributed to us to service payments on the notes and the initial notes. Since the notes and the initial notes are not the obligations of our subsidiaries, our rights to the assets of any of our subsidiaries upon liquidation or reorganization (and consequently the right of the holders of the notes and the initial notes to participate in the distribution of proceeds from those assets) will be structurally subordinated to the claims of the creditors of that subsidiary, including trade creditors, and any preferred shareholders. At March 31, 2003, our subsidiaries had approximately $366 million of liabilities outstanding, including trade payables, and they may incur significant liabilities in the future which would structurally be senior to the notes and the initial notes.

        Moreover, to the extent that the assets pledged by a subsidiary of ours secures our obligations to the lenders (including their affiliates) that are parties to our credit agreements and our obligations under the notes and the initial notes, recovery may be limited to the extent that the fair market value of such subsidiary's assets was less than the amount that would be required to pay such subsidiary's probable liability on its debts at the time the pledge was made, which in our case was March 28, 2002. Consequently, all claims against any pledge of assets granted by our subsidiaries to secure our obligations will be limited to the extent that any such pledge would be deemed to be a fraudulent conveyance under the fraudulent transfer laws under federal bankruptcy laws and comparable provisions of state fraudulent transfer laws.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

        Upon the occurrence of specific change of control events as described under "Description of Notes—Change of Control," we will be required to offer to repurchase all of the notes and the initial notes at 101% of their principal amount, plus accrued and unpaid interest. A change of control may also accelerate our obligations to repurchase the LYONs and to repay our obligations under our credit agreements. It is unlikely that we would have sufficient assets or be able to obtain sufficient third party financing on favorable terms to satisfy all of our obligations under the notes and the initial notes and these other instruments upon a change of control.

        Under the terms of our existing credit agreement, a change of control will result in an event of default. Any future credit agreements or other agreements or instruments relating to indebtedness to which we become a party may contain restrictions on our ability to offer to repurchase the notes and the initial notes in connection with a change of control. In the event a change of control occurs at a time when we are prohibited from offering to purchase the notes and the initial notes, we could attempt to obtain the consent of the lenders under those agreements or attempt to refinance the related indebtedness. If we do not obtain the necessary consents or refinance the related indebtedness, we would remain prohibited from offering to purchase the notes and the initial notes. In such case, our failure to offer to purchase the notes and the initial notes would constitute a default under the indenture, which, in turn, could result in amounts outstanding under our credit agreements and any future credit agreements or other agreement relating to indebtedness being declared due and payable. Any such declaration could have adverse consequences to us and the holders of the notes and the initial notes.

        The provisions relating to a change of control included in the indenture may increase the difficulty for a potential acquiror to obtain control of us. In addition, some important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness, would not constitute a "change of control" under the indenture.

We may be unable to repay the notes or the initial notes.

        At maturity, the entire outstanding principal amount of any outstanding notes will become due and payable by us. In addition, the notes and the initial notes will both mature on April 1, 2009. We cannot assure you that we will have sufficient funds or will be able to arrange for additional financing to pay the principal amount of the notes when due. Material unanticipated events or liabilities related to our business may arise or our business, financial condition and results of operations may be materially and adversely affected by general market and economic conditions and the other factors discussed in this "Risk Factors" section, thereby making it more difficult for us to service our debt obligations with respect to the notes or the initial notes. Our failure to repay the notes or the initial notes at maturity would constitute an event of default under the indenture. Any such default, in turn, would likely cause a default under and an acceleration of our other indebtedness, some of which may be secured or effectively rank senior to the notes and the initial notes.

A trading market may not develop for the notes.

        The notes constitute a further issuance of, and form a single series with, the initial notes. There is no established trading market for the notes or the initial notes. We do not intend to apply for listing of the notes on any securities exchange or to seek approval for quotation through an automated quotation system. The underwriters have advised us that they presently intend to make a market in the notes as permitted by applicable law. However, the underwriters are not obligated to make a market in the notes and may cease their market-making activities at any time at their discretion without notice. As a result, we cannot assure you that a trading market will develop for the notes. If a market for the notes develops, prevailing interest rates, the markets for similar securities and other factors could cause the notes to trade at prices lower than their purchase price or reduce the liquidity of the notes.

        The market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. Any such disruptions may adversely affect you as a holder of the notes while our notes and the initial notes are rated non-investment grade.

Risks Related to Our Business

Risks Related To Our Revenue and Business Strategy

        Our revenue has declined significantly during the past several quarters and if business capital spending, particularly for enterprise communications products and services, does not improve or deteriorates, our revenue may continue to decline and our operating results may be adversely affected.

        Our revenue for the quarter ended March 31, 2003 was $1,081 million, a decrease of 15.5%, or $198 million, from $1,279 million for the quarter ended March 31, 2002, a sequential increase of 1.3%, or $14 million, from $1,067 million for the quarter ended December 31, 2002, and a decrease of 6.2%, or $71 million, from $1,152 million for the quarter ended September 30, 2002.

        Our operating results are significantly affected by the impact of economic conditions on the willingness of enterprises to make capital investments, particularly in enterprise communications technology and related services. Although general economic conditions have shown some signs of improvement recently, we have seen a continued decline in spending on enterprise communications technology and services by our customers. We believe that enterprises continue to be concerned about their ability to increase revenues and thereby increase their profitability. Accordingly, they have tried to maintain or improve profitability through cost reduction and reduced capital spending. Because we do not believe that enterprise communications spending will improve significantly in the near term, we expect there to be continued pressure on our ability to generate revenue.

        To the extent that enterprise communications spending does not improve or deteriorates, our revenue and operating results will continue to be adversely affected and we may not be able to comply with the financial covenants included in our existing credit agreement.

        Revenue generated by our traditional business, enterprise voice communications products, has been declining for the last several years and if we do not successfully implement our strategy to expand our sales in market segments with higher growth rates, our revenue and operating results may continue to be adversely affected.

        We have been experiencing declines in revenue from our traditional business, enterprise voice communications products. We expect, based on various industry reports, a low growth rate or no growth in the future in the market segments for these traditional products. We are implementing a strategy to capitalize on the higher growth opportunities in our market, including converged voice and data network products, customer relationship management solutions and unified communication applications. This strategy requires us to make a significant change in the direction and strategy of our company to focus on the development and sales of these products. The success of this strategy, however, is subject to many risks, including the risks that:

  •
  we do not develop new products or enhancements to our current products on a timely basis to meet the changing needs of our customers;

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  customers do not accept our products or new technology, or industry standards develop that make our products obsolete;

  •
  our competitors introduce new products before we do and achieve a competitive advantage by being among the first to market; or

  •
  capital spending by our customers or communications products and services continues to decline.

        Our traditional enterprise voice communications products and the advanced communications solutions described above are a part of our Converged Systems and Applications and Small and Medium Business Solutions segments. If we are unsuccessful in implementing our strategy, the contribution to our results from these segments may decline, reducing our overall operating results and thereby requiring a greater need for external capital resources. In addition, our Services segment may be adversely affected to the extent that Services revenues are related to sales of these products and solutions.

        We are significantly changing our focus in order to concentrate on the development and marketing of advanced communications solutions, including converged voice and data network products, and this change in focus may not be successful or may adversely affect our business.

        We are making a significant change in the direction and strategy of our company to focus on the development and sales of converged voice and data networks and other advanced communications solutions. In order to implement this change, we must:

  •
  retrain our sales staff to sell new types of products and services and improve our marketing of such products and services;

  •
  retrain our Services employees to service the new products and solutions;

  •
  develop relationships with new types of distribution partners;

  •
  research and develop more converged voice and data products and products using communications media other than voice traffic, which has historically been our core area of expertise;

  •
  build credibility among customers that we are capable of delivering advanced communications solutions beyond our historic product lines; and

  •
  expand our current customer base by selling our advanced communications solutions to enterprises who have not previously purchased our products.

        If we do not successfully implement this change in focus, our operating results may be adversely affected. However, even if we successfully address these challenges, our operating results may still be adversely affected if the market opportunity for advanced communications solutions, including converged voice and data network products, does not develop in the ways that we anticipate. Because this market opportunity is in its early stages, we cannot predict whether:

  •
  the demand for advanced communications solutions and converged voice and data products will grow as fast as we anticipate;

  •
  new technologies will cause the market to evolve in a manner different than we expect; or

  •
  we will be able to obtain a leadership or profitable position as this opportunity develops.

        In addition, as a part of the change in our focus from traditional voice communications to move advanced communications solutions, we realigned our operating segments twice during fiscal 2002. Effective January 1, 2002, we implemented an internal reorganization designed to enable us to understand and manage our product groups with greater precision. As a result of that reorganization, our "communications solutions" segments was divided into two separate segments—Systems and Applications. In the fourth quarter of fiscal 2002, we reevaluated our business model in light of the continued decline in spending on enterprise communications technology by our customers. This reevaluation resulted in moving forward in the design of our then existing operating segments to focus more firmly on aligning them with discrete customer sets and market segment opportunities in order to optimize revenue growth and profitability. Accordingly, we reorganized the Systems and Applications segments to form the Converged Systems and Applications segments and the Small and Medium

Business Solutions segment. We cannot assure that the reorganization of our businesses will yield the desired benefits or that the implementation of the reorganization will not disrupt our operations and adversely affect our operating results.

        We may not be able to dispose of our Connectivity Solutions business on terms satisfactory to us or at all.

        In February 2002, we engaged Citigroup Global Markets Inc. (formerly known as Salomon Smith Barney Inc.) to explore alternatives for our Connectivity Solutions segment, including the possible sale of the business. Our goal in exploring alternatives for our Connectivity Solutions segment is to strengthen our focus on higher growth opportunities by emphasizing our Converged Systems and Applications, Small and Medium Sized Business Solutions and Services offerings, such as converged voice and data network products and unified communication and customer relationship management solutions. In addition, we believe that the proceeds from any sale of our Connectivity Solutions segment would help enhance our liquidity. We have had discussions with interested parties concerning a possible sale of Connectivity Solutions, however, we may not be able to dispose of our Connectivity Solutions segment on terms satisfactory to us or at all. If we are unable to dispose of our Connectivity Solutions segment on terms satisfactory to us or at all, our operating results and liquidity may suffer and we may not be able to focus our business on our Converged Systems and Applications, Small and Medium Sized Business Solutions and Services offerings, which also may adversely affect our business.

        If we dispose of our Connectivity Solutions business, our operating results may be adversely affected.

        Prior to fiscal 2001, our Connectivity Solutions segment provided a significant contribution to our operating results. Any disposition of our Connectivity Solutions segment could result in the loss of a historically significant contributor to our operating results, which could adversely affect our consolidated operating results. See the segment information included in Note 10—Operating Segments included in the notes to our consolidated financial statements incorporated into this prospectus supplement and the accompanying prospectus by reference to our quarterly report on Form 10-Q for the quarter ended December 31, 2002 for further information regarding the contribution of Connectivity Solutions to our consolidated operating results.

Risks Related To Our Liquidity And Capital Resources

  We may not have adequate or cost-effective liquidity or capital resources.

        Our cash needs include making payments on and refinancing our indebtedness and funding working capital, capital expenditures, strategic acquisitions, business restructuring charges and related expenses, employee benefit obligations and for general corporate purposes. In addition, holders of LYONs may require us to purchase all or a portion of their LYONs on October 31, 2004, 2006 and 2011 at a price per LYON of $542.95, $583.40 and $698.20, respectively. Under the terms of the indenture governing the LYONs, we may, at our option, elect to pay the purchase price in cash or, subject to certain conditions, in shares of common stock, or any combination thereof. Prior to the April 30, 2003 amendment, our existing credit agreement prohibited us from using more than $100 million in cash to redeem or repurchase the LYONs. The April 30, 2003 amendment of our existing credit agreement permits us to increase our ability to repurchase the LYONs with cash from a maximum of $100 million less any cash used to repurchase LYONs to date by up to $300 million by (1) issuing equity or debt in the capital markets, including the notes offered by this prospectus supplement, for which we get credit for 100% of the net cash proceeds, and (2) certain asset sales, for which we get credit for 50% of the net cash proceeds. As of the date of this prospectus supplement, we have used approximately $34 million in cash to repurchase LYONs. In addition, we are required under our existing credit agreement to maintain certain minimum liquidity requirements during the period from September 30, 2004 until the settlement of the October 31, 2004 LYONs put obligation. See "Description of Existing Credit Agreement."

        In addition, upon the occurrence of specific kinds of change in control events, we may have substantial repayment obligations under existing debt agreements. Our ability to satisfy our cash needs depends on our ability to generate cash from operations and access the financial markets, both of which are subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

        Our ability to generate cash from operations is affected by the terms of our existing credit agreement, the indenture governing our LYONs, and the indenture governing the notes and the initial notes. These instruments impose, and any future indebtedness may impose, various restrictions and covenants, including financial covenants, that may limit our ability to respond to market conditions, provide for unanticipated capital investments, make strategic acquisitions or take advantage of business opportunities.

        If we do not generate sufficient cash from operations, we will need to access the financial markets. External financing may not be available to us on acceptable terms or at all. Under the terms of any external financing, we may incur higher than expected financing expenses, and become subject to additional restrictions and covenants. In addition, our ability to obtain external financing is affected by the terms of our debt agreements. Our existing debt agreements include covenants that limit our ability to incur additional indebtedness. In addition, our existing credit agreement requires us to comply with certain financial covenants. In February 2002, September 2002 and April 2003, we amended our existing credit agreement in order to ensure our compliance with the financial covenants. If we are unable to comply with our financial covenants and cannot amend or waive those covenants, an event of default under our existing credit agreement would occur. If a default occurs, the lenders under our credit facility could accelerate the maturity of our debt obligations and terminate their commitments to lend to us. If such a default occurs when our debt obligations under the credit facility exceed $100 million, the LYONs, the notes and the initial notes could be accelerated. Currently there are no funds drawn under our credit facility.

        Our ability to obtain external financing and, in particular, debt financing, is also affected by our debt ratings, which are periodically reviewed by the major credit rating agencies. Our corporate credit is currently rated B+ and our long-term senior unsecured debt is currently rated B by Standard & Poor's, each with a stable outlook, and our long-term senior unsecured debt is currently rated B3 by Moody's with a negative outlook. Any increase in our level of indebtedness or deterioration of our operating results may cause a further reduction in our current debt ratings. These downgrades, among other factors, could impair our ability to secure additional financing on acceptable terms, and we cannot assure you that we will be successful in raising any of the new financing on acceptable terms.

        Our ability to obtain equity financing is dependent upon the performance of our stock price. The market for technology stocks, including our common stock, has been extremely volatile recently. As of May 2, 2003, the closing price of our common stock on the NYSE was $4.80 per share and the 52-week low trading price for common stock as of that date was $1.12 per share. The current trading price of our common stock may hinder our ability in the near term to obtain equity financing on cost-effective terms or at all.

        The value of the assets in our pension plans has decreased significantly and, as a result, we will likely incur additional expense and funding obligations that may have an adverse effect on our financial position, results of operations and cash flows.

        The recent decline in the global equity markets has resulted in a decrease in the value of the assets in our pension plans. This decline will likely adversely affect our related accounting results in future periods through higher pension expense, additional minimum liabilities with corresponding reductions in stockholders' equity, and increased cash funding requirements.

        Based on the value of the assets in our pension plans as of March 31, 2003, we are required to fund approximately $42 million to the plans in fiscal 2003. We estimate that for fiscal 2004, we will be required to fund approximately $52 million to our pension plans.

        Our largest dealer may not be able to satisfy in full its obligations to us under a short-term line of credit.

        As of December 31, 2002, approximately $27 million was due to us under a short-term line of credit we provided to Expanets Inc., currently our largest dealer, in 2001. At that time, we were engaged in discussions with Expanets regarding operational issues related to the March 2000 sale of our primary distribution function for voice communications systems for small and medium sized enterprises to Expanets. Although these issues were unrelated to the obligations of Expanets and its parent company, NorthWestern Corporation, under the credit agreement, because of the importance to us of our relationship with Expanets and the customer base served by Expanets, in December 2002, we agreed to extend the term of the credit agreement to February 2003.

        In March 2003, we entered into restructured agreements with Expanets and NorthWestern regarding the operational issues. In exchange for a general release of liability from Expanets related to the operational issues, we agreed, among other things, to extend the payment term of the remaining balance under the credit facility. The amended credit facility provides that the approximately $27 million balance will be repaid in three equal $9 million installments on January 1, 2004, April 1, 2004 and July 1, 2004.

        Outstanding amounts under the line of credit are secured by Expanets' accounts receivable and inventory. In addition, NorthWestern has guaranteed up to $50 million of Expanets' obligations under the credit agreement. A default by NorthWestern of its guarantee obligations under the credit agreement would constitute a default under Expanets' dealer agreement with Avaya, resulting in a termination of the non-competition provisions contained in the dealer agreement and permitting us to sell products to Expanets' customers.

        In April 2003, NorthWestern announced that it expected to record charges in its December 31, 2002 financial statements related to, among other things, asset impairments and deferred tax valuation allowances related to Expanets. In addition, NorthWestern announced that it filed for an extension to file its Annual Report on Form 10-K in order to take certain actions related to identified deficiencies in internal controls. In its Annual Report on Form 10-K, NorthWestern disclosed that its independent auditors had advised its Audit Committee that these internal control deficiencies constituted reportable conditions and, collectively, a material weakness as defined in Statement on Auditing Standards No. 60.

        There can be no assurance that Expanets or NorthWestern will be able to comply with the remaining terms of the credit facility. In the event Expanets and NorthWestern are unable to comply with the terms of the credit facility and a default occurs, the remedies available to Avaya under such agreement may be insufficient to satisfy in full all of Expanets' obligations to the Company.

Risks Related To Our Operating Results

        Disruption of, or changes in the mix of, our product distribution model or customer base could affect our revenues and gross margins.

        If we fail to manage distribution of our products and services properly, or if our distributors' financial condition or operations weaken, our revenues and gross margins could be adversely affected. Furthermore, a change in mix of direct sales and indirect sales could adversely affect our revenues and gross margins.

        We use a variety of channels to bring our products to customers, including direct sales, distributors, dealers, value-added resellers and system integrators. Since each distribution channel has a distinct profile, the failure to achieve the most advantageous balance in the delivery model for our products and services could adversely affect our gross margins and operating results.

        For example:

  •
  As we respond to demand from certain categories of customers to sell directly to them, we could risk alienating channel partners and adversely affecting our distribution model.

  •
  Some of our system integrators may demand that we absorb a greater share of the risks that their customers may ask them to bear, affecting our gross margins.

  •
  Some of our channel partners may have insufficient financial resources and may not be able to withstand changes in business conditions, including the recent economic slowdown. Revenues from indirect sales could suffer if our distributors' financial condition or operations weaken.

        We must manage inventory effectively, particularly with respect to sales to distributors. Distributors may increase orders during periods of product shortages, cancel orders if their inventory is too high, or delay orders in anticipation of new products. Distributors also may adjust their orders in response to the supply of our products and the products of our competitors that are available to the distributor and to seasonal fluctuations in end-user demand. If we have excess inventory, we may have to reduce our prices and write down inventory, which in turn could result in lower gross margins. In addition, if sales through indirect channels increase, this may lead to greater difficulty in forecasting the mix of our products, and to a certain degree, the timing of orders from our customers.

        Our gross margins may be negatively affected, which in turn could negatively affect our operating results.

        Our gross margins have been decreasing recently and may be negatively affected as result of a number of factors, including:

  •
  increased price competition;

  •
  excess capacity;

  •
  higher material or labor costs;

  •
  warranty costs;

  •
  obsolescence charges;

  •
  loss of cost savings on future inventory purchases as a result of high inventory levels;

  •
  introductions of new products and costs of entering new markets;

  •
  increased levels of customer services;

  •
  changes in distribution channels; and

  •
  changes in product and geographic mix.

        Changes in effective tax rates or the recording of increased deferred tax asset valuation allowances in the future could affect our operating results.

        Our effective tax rates in the future could be adversely affected by earnings being lower or losses being higher than anticipated in countries where we have tax rates that are lower than the U.S. statutory rate and earnings being higher or losses lower than anticipated in countries where we have tax rates that are higher than the U.S. statutory tax rate, changes in our net deferred tax assets valuation allowance, or by changes in tax laws or interpretations thereof.

        For example, during fiscal 2002 our effective tax rate was adversely affected by an unfavorable geographic distribution of earnings and losses and we recorded an increase in our net deferred tax assets valuation allowance of $364 million. If the geographic distribution of our earnings and losses continues to be unfavorable in the future, our effective tax rate could be adversely affected. In addition, in the first quarter of fiscal 2003, we recorded a deferred income tax valuation allowance through a non-cash income tax charge of $83 million to reflect the difference between the actual and expected tax gain associated with our December 2002 exchange offer for a portion of the LYONS. Based on our assessment of our deferred tax assets, we have determined, based on certain available tax planning strategies, that $444 million of our deferred tax assets as of March 31, 2003 will more likely than not be realized in the future and no valuation allowance is currently required for this portion of our deferred tax assets. Should we determine in the future that it is no longer more likely than not that these assets will be realized, we will be required to record an additional valuation allowance in connection with these deferred tax assets and our operating results would be adversely affected in the period such determination is made.

Risks Related To Our Operations

        We plan to expand our international sales, which will subject us to additional business risks that may adversely affect our operating results due to increased costs.

        We intend to continue to pursue growth opportunities internationally. In many countries outside the United States, long-standing relationships between our potential customers and their local providers and protective regulations, including local content requirements and type approvals, create barriers to entry. In addition, pursuit of such international growth opportunities may require us to make significant investments for an extended period before returns on such investments, if any, are realized. International operations are subject to a number of risks and potential costs, including:

  •
  expenditure of significant amounts of time and money to build a brand identity in locations where our new brand is not recognized currently without certainty that we will be successful;

  •
  unexpected changes in regulatory requirements;

  •
  the need to customize marketing and product capabilities to reach localized customer requirements;

  •
  inadequate protection of intellectual property in certain countries outside the United States;

  •
  adverse tax consequences;

  •
  dependence on developing relationships with qualified local distributors, dealers, value-added resellers and systems integrators; and

  •
  political and economic instability.

        Any of these factors could prevent us from increasing our revenue and otherwise adversely affect our operating results in international markets. We may not be able to overcome some of these barriers and may incur significant costs in addressing others. Sales to our international customers are denominated in either local currency or U.S. dollars, depending on the country or channel used to fulfill the customers' order. We manage our net currency exposure through currency forward contracts and currency options which requires us to incur additional cost for this protection, although we did recognize a loss on foreign currency transactions of $12 million for the quarter ended June 30, 2002 due to the decline in the U.S. dollar as compared to several other currencies. In addition to the foreign currency risk for our receivables, there is additional risk associated with the fact that most of our products or components are manufactured or sourced from the United States. Should the U.S. dollar strengthen against a local currency, the impact may hamper our ability to compete with other competitors, preventing us from increasing our revenue and otherwise adversely affect our operating results in international markets.

        We have restructured our business to respond to industry and market conditions, however, the assumptions underlying our restructuring efforts may prove to be inaccurate and we may have to restructure our business again in the future.

        In response to changes in industry and market conditions, we have restructured our business in the past and may again restructure our business in the future to achieve certain cost savings and to strategically realign our resources. We have based our restructuring plans on certain assumptions regarding the cost structure of our business and the nature, severity and duration of the current slowdown in enterprise communications technology spending which may not prove to be accurate. We will continue to assess our cost structure and restructuring efforts based on an ongoing assessment of industry conditions.

        Our restructuring initiatives may not be sufficient to meet the changes in industry and market conditions, and such conditions may continue to deteriorate or last longer than we expect. In addition, we may not be able to successfully implement our restructuring initiatives and may be required to refine, expand or extend our restructuring initiatives, which may require the recording of additional charges. Furthermore, our workforce reductions may impair our ability to realize our current or future business objectives. Lastly, costs incurred in connection with restructuring actions may be higher than the estimated costs of such actions and/or may not lead to the anticipated cost savings. As a result, our restructuring efforts may not result in our return to profitability within the currently expected timeframe.

        Our collective bargaining agreements expire on May 31, 2003 and the renegotiation of these agreements may adversely affect our operating results.

        Our collective bargaining agreements with the Communications Workers of America and the International Brotherhood of Electrical Workers and the labor agreement related to our variable Services workforce each expire on May 31, 2003. We have recently commenced negotiations of new labor agreements. If we are unsuccessful in renegotiating new labor agreements, our operations may be disrupted and our operating results may be adversely affected. Even if we successfully renegotiate these agreements, the terms of any new agreements may be less favorable than our current labor agreements, thereby adversely affecting our operating results.

        We depend on contract manufacturers to produce most of our products and if these manufacturers are unable to fill our orders on a timely and reliable basis, we will likely be unable to deliver our products to meet customer orders or satisfy their requirements.

        We have outsourced substantially all of our manufacturing operations related to our Converged Systems and Applications and Small and Medium Business Solutions segments. Our ability to realize the intended benefits of our manufacturing outsourcing initiative will depend on the willingness and ability of contract manufacturers to produce our products. We may experience significant disruption to our operations by outsourcing so much of our manufacturing. If our contract manufacturers terminate their relationships with us or are unable to fill our orders on a timely basis, we may be unable to deliver our products to meet our customers' orders, which could delay or decrease our revenue or otherwise have an adverse effect on our operations.

        The termination of strategic alliances or the failure to form additional strategic alliances could limit our access to customers and harm our reputation with customers.

        Our strategic alliances are important to our success because they provide us the ability to offer comprehensive advanced communications solutions, reach a broader customer base and strengthen brand awareness. We may not be successful in creating new strategic alliances on acceptable terms or at all. In addition, most of our current strategic alliances can be terminated under various circumstances, some of which may be beyond our control. Further, our alliances are generally non-exclusive, which means our partners may develop alliances with some of our competitors. We may rely more on strategic alliances in the future, which would increase the risk to our business of losing these alliances.

        If we are unable to protect our proprietary rights, our business and future prospects may be harmed.

        Although we attempt to protect our intellectual property through patents, trademarks, trade secrets, copyrights, confidentiality and nondisclosure agreements and other measures, intellectual property is difficult to protect and these measures may not provide adequate protection for our proprietary rights. Patent filings by third parties, whether made before or after the date of our filings, could render our intellectual property less valuable. Competitors may misappropriate our intellectual property, disputes as to ownership of intellectual property may arise and our intellectual property may otherwise become known or independently developed by competitors. The failure to protect our intellectual property could seriously harm our business and future prospects because we believe that developing new products and technology that are unique to us is critical to our success. If we do not obtain sufficient international protection for our intellectual property, our competitiveness in international markets could be significantly impaired, which would limit our growth and future revenue.

        We may acquire other businesses or form joint ventures that could negatively affect our operating results.

        The pursuit of additional technology, services or distribution channels through acquisitions or joint ventures is a component of our business strategy. We may not identify or complete these transactions in a timely manner, on a cost effective basis or at all. Even if we do identify and complete these transactions, we may not be able to successfully integrate such technology, services or distribution channels into our existing operations and we may not realize the benefits of any such acquisition or joint venture. We have limited experience with acquisition activities and may have to devote substantial time and resources in order to complete acquisitions. There may also be risks of entering markets in which we have no or limited experience. In addition, by making acquisitions, we could assume unknown or contingent liabilities.

        We may not be able to hire and retain highly skilled employees, which could affect our ability to compete effectively and may adversely affect our operating results.

        We depend on highly skilled technical personnel to research and develop, market and service new products. To succeed, we must hire and retain employees who are highly skilled in rapidly changing communications technologies In particular, as we implement our strategy of focusing on advanced communications solutions and the convergence of voice and data networks, we will need to:

  •
  retain our researchers in order to maintain a group sufficiently large to support our strategy to continue to introduce innovative products and to offer comprehensive advanced communications solutions;

  •
  hire more employees with experience developing and providing advanced communications products and services; and

  •
  retrain our existing sales force to sell converged and advanced communications products and services and maintain a workforce of our services group with the requisite skills to service these products.

        Individuals who have these skills and can perform the services we need to provide our products and services are scarce. Because the competition for qualified employees in our industry is intense, hiring and retaining employees with the skills we need is both time-consuming and expensive. We might not be able to hire enough of them or to retain the employees we currently employ. Our inability to hire and retain the individuals we need could hinder our ability to sell our existing products, systems, software or services or to develop and sell new products, systems, software or services. If we are not able to attract and retain qualified individuals, we will not be able to successfully implement many of our strategies and our business will be harmed.

        Our industry is highly competitive and, if we cannot effectively compete, our revenue may decline.

        The market for our products and services is very competitive and subject to rapid technological advances. We expect the intensity of competition to continue to increase in the future as existing competitors enhance and expand their product and service offerings and as new participants enter the market. Increased competition also may result in price reductions, reduced gross margins and loss of market share. Our failure to maintain and enhance our competitive position would adversely affect our business and prospects.

        We compete with a number of equipment manufacturers and software companies in selling our communications systems and software. Further, our customer relationship management professional services consultants compete against a number of professional services firms. Some of our customers and strategic partners are also competitors of ours. We expect to face increasing competitive pressures from both existing and future competitors in the markets we serve and we may not be able to compete successfully against these competitors.

        The sizes of our competitors vary across our market segments. Many of our competitors have greater financial, personnel, capacity and other resources than we have in each of our market segments or overall. As a result, our competitors may be in a stronger position to respond quickly to potential acquisitions and other market opportunities, new or emerging technologies and changes in client requirements. Competitors with greater financial resources also may be able to offer lower prices, additional products or services or other incentives that we cannot match or do not offer. These competitors may be in a stronger position to respond quickly to new or emerging technologies and may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners.

Risks Related To Contingent Liabilities

        We may incur liabilities as a result of our obligations to indemnify, and to share certain liabilities with, Lucent Technologies Inc. in connection with our spin-off from Lucent in September 2000.

        Pursuant to the contribution and distribution agreement we entered into with Lucent in connection with our spin-off from Lucent on September 30, 2000, Lucent contributed to us substantially all of the assets, liabilities and operations associated with its enterprise networking businesses and distributed all of the outstanding shares of our common stock to its stockholders. The contribution and distribution agreement, among other things, provides that, in general, we will indemnify Lucent for all liabilities including certain pre-distribution tax obligations of Lucent relating to our businesses and all contingent liabilities primarily relating to our businesses or otherwise assigned to us. In addition, the contribution and distribution agreement provides that certain contingent liabilities not directly identifiable with one of the parties will be shared in the proportion of 90% by Lucent and 10% by us. The contribution and distribution agreement also provides that contingent liabilities in excess of $50 million that are primarily related to Lucent's businesses shall be borne 90% by Lucent and 10% by us and contingent liabilities in excess of $50 million that are primarily related to our businesses shall be borne equally by the parties.

        See "Legal Proceedings" in our quarterly report on Form 10-Q for the quarter ended December 31, 2002 for a description of certain matters involving Lucent for which we have assumed responsibility under the contribution and distribution agreement and a description of other matters for which we may be obligated to indemnify, or share the cost with, Lucent. In March 2003, Lucent announced that it had entered into a $420 million settlement of all pending shareholder and related litigation described under "Lucent Securities Litigation" in the "Legal Proceedings" section of our quarterly report on Form 10-Q for the three months ended December 31, 2002. Certain cases which are the subject of the settlement are shared contingent liabilities under the contribution and distribution agreement and accordingly, we are responsible for 10% of the liabilities attributable to those cases. The amount of our portion of this liability has not yet been finally determined, however, in the second quarter of fiscal of 2003, we recorded a charge of $25 million, representing our estimate of the amount of our liability in this matter. Upon settlement, the amount of the liability will be adjusted to reflect our actual obligation in this matter.

        We cannot assure you we will not have to make indemnification or other cost sharing payments to Lucent in connection with these matters or that Lucent will not submit a claim for indemnification or cost sharing to us in connection with any future matter. In addition, our ability to assess the impact of matters for which we may have to indemnify, or share the cost with, Lucent is made more difficult by the fact that we do not control the defense of these matters.

        We may be subject to litigation and infringement claims, which could cause us to incur significant expenses or prevent us from selling our products or services.

        We cannot assure you that others will not claim that our proprietary or licensed products, systems and software are infringing their intellectual property rights or that we do not in fact infringe those intellectual property rights. We may be unaware of intellectual property rights of others that may cover some of our technology. If someone claimed that our proprietary or licensed systems and software infringed their intellectual property rights, any resulting litigation could be costly and time consuming and would divert the attention of management and key personnel from other business issues. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. Claims of intellectual property infringement also might require us to enter into costly royalty or license agreements. However, we may be unable to obtain royalty or license agreements on terms acceptable to us or at all. We also may be subject to significant damages or an injunction against use of our proprietary or licensed systems. A successful claim of patent or other intellectual property infringement against us could materially adversely affect our operating results.

        In addition, third parties may claim that a customer's use of our product's, systems or software infringes the third party's intellectual property rights. Under certain circumstances, we may be required to indemnify our customers for some of the costs and damages related to such an infringement claim. Any indemnification requirement could have a material adverse effect on our business and our operating results.

        If the distribution does not qualify for tax-free treatment, we could be required to pay Lucent or the Internal Revenue Service a substantial amount of money.

        Lucent has received a private letter ruling from the Internal Revenue Service stating, based on certain assumptions and representations, that the distribution would not be taxable to Lucent. Nevertheless, Lucent could incur significant tax liability if the distribution did not qualify for tax-free treatment because any of those assumptions or representations were not correct.

        Although any U.S. federal income taxes imposed in connection with the distribution generally would be imposed on Lucent, we could be liable for all or a portion of any taxes owed for the reasons described below. First, as part of the distribution, we and Lucent entered into a tax sharing agreement. This agreement generally allocates between Lucent and us the taxes and liabilities relating to the failure of the distribution to be tax-free. Under the tax sharing agreement, if the distribution fails to qualify as a tax-free distribution to Lucent under Section 355 of the Internal Revenue Code because of an issuance or an acquisition of our stock or an acquisition of our assets, or some other actions of ours, then we will be solely liable for any resulting taxes to Lucent.

        Second, aside from the tax sharing agreement, under U.S. federal income tax laws, we and Lucent are jointly and severally liable for Lucent's U.S. federal income taxes resulting from the distribution being taxable. This means that even if we do not have to indemnify Lucent under the tax sharing agreement, we may still be liable to the Internal Revenue Service for all or part of these taxes if Lucent fails to pay them. These liabilities of Lucent could arise from actions taken by Lucent over which we have no control, including an issuance or acquisition of stock (or acquisition of assets) of Lucent.

FORWARD LOOKING STATEMENTS

        Our disclosure and analysis in this prospectus supplement and the documents that we incorporate by reference contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance.

        Any or all of our forward-looking statements in this prospectus supplement and the documents that we incorporate by reference may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many of these factors will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially.

        Except as may be required under the federal securities laws, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-K, Form 10-Q and 8-K reports to the SEC. Also note that under the caption "Risk Factors," we provide a cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses. These are factors that we think could cause our actual results to differ materially from expected and historical results. Other factors besides those listed in "Risk Factors" could also adversely affect us.

        The risks and uncertainties referred to above include, but are not limited to, price and product competition, rapid technological development, dependence on new product development, the mix of our products and services, customer demand for our products and services, the ability to successfully integrate acquired companies, control of costs and expenses, the ability to form and implement alliances, the ability to implement in a timely manner our restructuring plan, the economic, political and other risks associated with international sales and operations, risks related to information technology, hackers, cyberterrorism and the security of proprietary information of Avaya and its customers, U.S. and foreign government regulation, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations.

        The categorization of risks set forth under the caption "Risk Factors" is meant to help you better understand the risks facing our business and are not intended to limit your consideration of the possible effects of these risks to the listed categories. Any adverse effects related to the risks discussed above may, and likely will, adversely affect many aspects of our business.

USE OF PROCEEDS

        We expect to receive aggregate net proceeds from the sale of the notes of approximately $171 million, assuming an issue price of 100% of their principal amount, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes, which may include the repurchase of LYONs in the open market or otherwise.

CAPITALIZATION

        The table set forth below discloses our consolidated capitalization as of March 31, 2003, on:

  •
  An actual historical basis.

  •
  A pro forma basis after giving effect to the repurchase of $14 million aggregate principal amount at maturity of LYONs, or $7 million in accreted value, in March 2003 and an additional $58 million aggregate principal amount at maturity of LYONs, or $30 million in accreted value, in April 2003 in open market transactions. We had recorded the obligation associated with the $7 million net reduction in long-term debt from the March 2003 repurchase of LYONS as a component of accounts payable as of March 31, 2003. We recorded a $1 million net gain in connection with the April 2003 repurchase of LYONS. Our total cash payments for the March and April transactions were $34 million.

  •
  A pro forma as adjusted basis after giving effect to the March and April 2003 repurchases of the LYONs described above and the issuance and sale of the notes offered by this prospectus supplement, assuming an issue price of 100% of their principal amount, and our receipt of net proceeds of approximately $171 million therefrom.

        This table should be read in conjunction with "Summary—Recent Developments" and "—Summary Financial and Other Data" and the consolidated financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2003
	Actual	Pro Forma	Pro Forma As Adjusted
	(unaudited) (Dollars in millions)
Cash and cash equivalents	$724	$690	$861

Long-term debt:
Senior Secured Notes (11.125% due 2009) offered hereby	—	—	$175
Senior Secured Notes (11.125% due 2009)	453	453	453
LYONs	433	403	403

Total long-term debt	886	856	1,031
Stockholders' deficit	(50)	(49)	(49)

Total capitalization	$836	$807	$982

DESCRIPTION OF EXISTING CREDIT AGREEMENT

        We have a $250 million five-year credit facility that expires in September 2005. No amounts were drawn down under the credit facility as of March 31, 2003. When we issued the initial notes on March 28, 2002, we also had outstanding a $400 million 364-day credit facility. We did not renew the 364-day credit facility when it expired in August 2002.

        In April 2003, we and the lenders amended our existing credit agreement. Funds are available under our existing credit agreement for general corporate purposes, including repayment of debt, and for acquisitions up to $50 million. Our existing credit agreement provides that in the event our corporate credit rating falls below BBB- by S&P or our long-term senior unsecured debt rating falls below Baa3 by Moody's, our obligations to the lenders owing under our existing credit agreement and any other obligations of ours owed to any lender (including their affiliates) that is a party to a credit agreement (including obligations under or in respect of letters of credit, hedging agreements or cash management agreements) will be secured, subject to certain exceptions, by security interests in our equipment, accounts receivable, inventory, investment property, U.S. intellectual property (other than the beneficial and economic right to utilize certain of our U.S. intellectual property outside the United States and Canada), contract rights, deposit accounts, the stock of our domestic subsidiaries (other than Avaya Receivables LLC, Mercury Insurance Inc., Avaya International LLC, Avaya Finance Inc. and Avaya Technology Corp.), and 65% of the stock of a foreign subsidiary which, together with its subsidiaries, holds the beneficial and economic right to utilize certain of our intellectual property outside the United States and Canada, indebtedness owing to us, and all proceeds therefrom. No security would be available to the lenders (including their affiliates) that are parties to our existing credit agreement in the event our corporate credit rating was at least BBB by S&P and our long-term senior unsecured debt rating was a least Baa2 by Moody's, and such ratings are not accompanied by a negative outlook or its equivalent. Our long-term senior unsecured debt is currently rated B3 by Moody's, with a negative outlook, and our corporate credit is currently rated B+ by S&P, with a stable outlook. Based on these long-term debt ratings, our obligations to the lenders under our existing credit agreement are currently required to be secured.

        Any current or future domestic subsidiaries (other than certain excluded subsidiaries) whose revenue constitutes 5% or greater of our consolidated revenue or whose assets constitute 5% or greater of our consolidated total assets will be required to guarantee our obligations under our existing credit agreement. None of our subsidiaries currently meets these criteria.

        Our existing credit agreement also includes negative covenants, including limitations on affiliate transactions, restricted payments and investments and advances. Our existing credit agreement also restricts our ability and that of our subsidiaries to incur debt and create liens, subject to certain exceptions. We are permitted to use our existing credit agreement to fund acquisitions in an aggregate amount not to exceed $50 million so long as no default under our existing credit agreement shall have occurred and be continuing or would result from such acquisition. The acquired company shall be in the same line of business as that of Avaya or its subsidiaries or a reasonably related line of business and we shall be in compliance with the financial ratio described below after giving pro forma effect to such acquisition.

        Our existing credit agreement requires us to maintain a ratio of consolidated EBITDA, calculated in accordance with our existing credit agreement covenant, to interest expense of:

  •
  2.50 to 1 for the four quarter period ending June 30, 2003;

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  2.70 to 1 for the four quarter period ending September 30, 2003;

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  2.90 to 1 for the four quarter period ending December 31, 2003;

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  3.20 to 1 for the four quarter period ending March 31, 2004;

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  3.50 to 1 for the four quarter period ending June 30, 2004;

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  4.00 to 1 for the four quarter period ending September 30, 2004 and for each four quarter period thereafter.

        If our Connectivity Solutions segment is sold, for purposes of these calculations, the ratios above will be reduced (i) by 0.20 for the fiscal quarter in which our Connectivity Solutions segment is sold, (ii) by 0.40 for the fiscal quarter following the fiscal quarter referred to in (i) above, (iii) by 0.60 for the fiscal quarter following the fiscal quarter referred to in (ii) above and (iv) by 0.80 for each fiscal quarter thereafter. We are also required to maintain consolidated EBITDA as calculated under our existing credit agreement covenant of:

  •
  $190 million for the four quarter period ending June 30, 2003;

  •
  $220 million for the four quarter period ending September 30, 2003;

  •
  $230 million for the four quarter period ending December 31, 2003;

  •
  $270 million for the four quarter period ending March 31, 2004;

  •
  $300 million for the four quarter period ending June 30, 2004;

  •
  $330 million for the four quarter period ending September 30, 2004; and

  •
  $350 million for each four quarter period thereafter.

        If our Connectivity Solutions segment is sold, for purposes of these calculations, we are permitted to reduce the minimum EBITDA amounts as calculated under our existing credit agreement covenant (i) by $15 million for the fiscal quarter in which our Connectivity Solutions segment is sold, (ii) by $30 million for the fiscal quarter following the fiscal quarter referred to in (i) above, (iii) by $45 million for the fiscal quarter following the fiscal quarter referred to in clause (ii) above and (iv) by $60 million for each fiscal quarter thereafter.

        While we believe we will be able to meet these financial covenants, our revenue has been declining and any further decline in revenue may affect our ability to meet these financial covenants in the future.

        Our existing credit agreement prohibits us from using more than $100 million in cash to redeem or repurchase the LYONs; provided, however, that this limitation may be increased, up to a maximum of $400 million, by an amount equal to 100% of the net cash proceeds of equity and debt issuances in the capital markets, including the issuance of the notes, and 50% of the net cash proceeds of the sale of our Connectivity Solutions segment and our corporate aircraft. As of the date of this prospectus supplement, we have used approximately $34 million in cash to repurchase LYONs. In addition, our existing credit agreement requires us to maintain, as of each day in the period commencing September 30, 2004 until the later of (a) the date that the put obligation under the LYONs is satisfied and (b) the date upon which we deliver to the lenders under our existing credit agreement a certificate certifying our compliance with the covenants included in our existing credit facility for the fiscal quarter ended September 30, 2004, liquidity of not less than $300 million on a pro forma basis as if the put obligation under the LYONs had been satisfied as of such day. For purposes of this calculation, liquidity is defined as the sum of the unused commitments under our existing credit facility plus domestic cash and marketable securities, to the extent free and clear of any liens other than liens under the collateral arrangements.

        Our existing credit agreement provides, at our option, for fixed interest rate and floating interest rate borrowings. Fixed rate borrowings under the agreement bear interest at a rate equal to (i) the greater of (A) Citibank, N.A.'s base rate and (B) the federal funds rate plus 0.5% plus (ii) a margin based on our long-term senior unsecured debt rating (the "Applicable Margin"). Floating rate borrowings bear interest at a rate equal to the LIBOR rate plus the Applicable Margin and, if borrowings under a facility exceed 50% of the commitments under such facility, a utilization fee based on our long-term senior unsecured debt rating (the "Applicable Utilization Fee"). Based on our current long-term debt rating, the Applicable Margin for the facility is 1.75% and the Applicable Utilization Fee is 0.5%.

DESCRIPTION OF NOTES

        Information in this section should be read in conjunction with the statements under "Description of the Indenture and Debt Securities" in the accompanying prospectus.

        We will issue the notes offered by this prospectus supplement under an indenture dated as of October 31, 2001 between us and The Bank of New York, as trustee, as supplemented by a second supplemental indenture to be dated as of March 28, 2002. When we refer to the indenture in this prospectus supplement, we are referring to the indenture as supplemented by the second supplemental indenture. The notes offered by this prospectus supplement constitute a further issuance of, and form a single series with, the 11 1/8% senior secured notes due 2009 we issued on March 28, 2002 in the aggregate principal amount of $440,000,000. After the issuance of the notes offered by this prospectus supplement, the total aggregate principal amount of all of our 11 1/8% senior secured notes due 2009 will be $615 million. Unless otherwise indicated, in this description of notes and under "Description of Collateral Arrangements," the term "notes" refers to the notes offered by this prospectus supplement and the notes issued on March 28, 2002. The following summarizes some, but not all, of the material provisions of the notes and the second supplemental indenture.

        The following description supplements and, to the extent inconsistent with, supercedes, the statements under "Description of Indenture and Debt Securities" in the accompanying prospectus. We refer you to the accompanying prospectus for a description of the debt securities and the indenture. The following summary does not purport to be complete and is subject to, and qualified by reference to, all of the provisions of the indenture and the notes. As used in this description of notes, the words "we," "us," "our" or "Avaya" refer only to Avaya (and its successors) and do not include any current or future subsidiary of Avaya.

        Certain capitalized terms are defined below under "—Certain Definitions," which starts on page S-51.

General

        The $175 million aggregate principal amount of notes offered by this prospectus supplement:

    •  will mature on April 1, 2009;

    •  will initially bear interest at a rate of 11 1/8% per annum from April 1, 2003; and

    •  will be issued in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.

Interest Payments

        Interest will be payable on April 1 and October 1 of each year, beginning, in the case of the notes offered by this prospectus supplement, on October 1, 2003. Interest will be paid to holders of record at the close of business on the immediately preceding March 15 or September 15, as the case may be. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. Avaya will pay interest on overdue principal at 1% per annum in excess of the stated rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

        If any interest payment date, maturity date or redemption date of a note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date that the required payment was due and no interest will accrue on that payment for the period from and after that interest payment date, maturity date or redemption date, as the case may be, to the date of that payment on the next succeeding Business Day.

Transfers of Notes and Payments Under Notes

        Principal of and interest on the notes will be payable, and the notes will be exchangeable and transfers thereof will be registrable, at an office or agency of Avaya, one of which will be maintained in New York, New York (initially the corporate trust office of the trustee), and such other office or agency as may be designated by Avaya pursuant to the indenture.

Issuance of Additional Notes

        Avaya may reopen this series of notes and issue additional notes of this series without consent from the holders of the notes. The notes issued on March 28, 2002, the notes offered hereby and any additional notes of this series would be treated as a single class for all purposes under the indenture. Avaya will not issue any additional notes of this series unless these additional notes will be fungible with all notes of this series for U.S. federal income tax purposes.

Ranking

        The notes will be senior secured obligations of Avaya and will rank equal in right of payment with all other existing and future unsubordinated indebtedness of Avaya, including indebtedness under the Credit Agreements. While unsecured and unsubordinated indebtedness ranks equally with the notes in right of payment, the holders of the notes, together with the holders of other outstanding secured indebtedness, may, to the exclusion of unsecured creditors, seek recourse against the collateral as security for the notes and such other secured indebtedness until amounts owed under the notes and the other secured indebtedness are satisfied in full.

        At March 31, 2003, on a pro forma as adjusted basis after giving effect to this offering and the April 2003 repurchases of the LYONs, we would have had $1,031 million of indebtedness outstanding on a consolidated basis, $628 million of which would have been secured, and our subsidiaries would have had $366 million of liabilities outstanding. As of April 30, 2003, we had $250 million of total commitments available to us under our existing Credit Agreement (although no indebtedness was outstanding under our existing Credit Agreement at that time).

        The notes will be initially secured by a security interest in the Collateral, which includes the stock of most of our domestic subsidiaries, 65% of the stock of a foreign subsidiary that, together with its subsidiaries, holds the beneficial and economic right to utilize certain of our intellectual property outside the United States and Canada, substantially all of our domestic non-real property assets and all of the proceeds therefrom. The security interest in the Collateral will be subordinated to the security interest in the Collateral securing our obligations to the lenders that are parties to our Credit Agreements. See "Description of Collateral Arrangements" and "Risk Factors—Risks Relating To The Notes—The security interest in the collateral securing the notes and the initial notes will be subordinated to the security interest in the collateral securing our obligations to the lenders that are parties to our credit agreements."

        The indenture provides that the security interest in the Collateral will terminate in the event that:

  (1)
  our corporate credit is rated at least BBB by S&P and our long-term senior unsecured debt is rated at least Baa2 by Moody's and, to the extent that our corporate credit is rated BBB by S&P or our long-term senior unsecured debt is rated Baa2 by Moody's, such rating shall not be accompanied by either (x) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or (y) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof; or

  (2)
  at least $400 million of unsecured indebtedness is outstanding or available under the Credit Agreements and no other indebtedness is secured under any of our Credit Agreements,

    provided that Avaya has entered into such Credit Agreements with a syndicate of no less than two commercial banking institutions for the primary purpose of obtaining bona fide unsecured financing for working capital, acquisitions or general corporate purposes (which may include refinancing of existing indebtedness), and not for the sole purpose of terminating the security interest in the Collateral granted to the collateral trustee for the benefit of the holders of the notes although such termination may be the consequence of such bonafide financing.

The indenture requires us to create another security interest in favor of the trustee for the benefit of the noteholders in the Collateral if a new Security Period has begun. So long as the lenders under the Credit Agreements are secured, such subsequent security interest will also be subordinated to the security interest of such lenders in the Collateral.

        The notes will effectively rank junior to all of our other secured indebtedness to the extent of the value of the collateral available to the holders of that debt, except to the extent that the holders of the notes are entitled to share in such collateral on a ratable basis with the holders of Avaya's other secured debt. The notes are obligations of Avaya and none of Avaya's subsidiaries has any obligation to make payments on the notes. Accordingly, the notes will effectively rank junior to any existing and future indebtedness and other liabilities, including trade payables, of Avaya's subsidiaries. At March 31, 2003, on a pro forma as adjusted basis after giving effect to this offering and the April 2003 repurchases of the LYONs, we would have had $1,031 million of indebtedness outstanding on a consolidated basis, $628 million of which would have been secured, and our subsidiaries would have had $366 million of liabilities outstanding.

Optional Redemption

Optional Redemption at Specified Prices

        On or after April 1, 2006, we may redeem the notes, in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the following years:

Year	Percentage
2006	105.563%
2007	102.781%
2008	100.000%

Optional Redemption With the Net Proceeds of Sales of Capital Stock

        In addition, before April 1, 2005, we may at our option on one or more occasions redeem notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the notes originally issued at a redemption price, expressed as a percentage of principal amount, of 111.125%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more sales of Avaya's Capital Stock, other than Disqualified Stock, provided that:

  (1)
  at least 65% of such aggregate principal amount of the notes remains outstanding immediately after the occurrence of each such redemption (other than the notes held, directly or indirectly, by us or our Affiliates); and

  (2)
  each such redemption occurs within 60 days after the date of the sale of such Capital Stock.

Selection and Notice of Redemption

        If we are redeeming less than all of the notes at any time, the trustee will select the notes to be redeemed on a pro rata basis, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate.

        We will redeem notes of $1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof to be redeemed. We will issue a new note in a principal amount equal to the unredeemed portion of the original note in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase notes as described under the captions "—Change of Control" and "—Covenants—Conditional Covenants—Limitation on Sales of Assets and Subsidiary Stock." We may at any time and from time to time purchase notes in the open market or otherwise.

Change of Control

        Upon the occurrence of any of the following events (each a "Change of Control"), each holder will have the right to require that we repurchase such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

  (1)
  any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of our Voting Stock;

  (2)
  individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by our shareholders was approved by a vote of a majority of our directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

  (3)
  the adoption of a plan relating to our liquidation or dissolution other than in connection with a merger, consolidation or asset sale exempt from clause (4) below by virtue of subclause (A) or (B) thereof; or

  (4)
  the merger or consolidation of Avaya with or into another Person or the merger of another Person with or into Avaya, or the sale of all or substantially all our assets (determined on a consolidated basis) to another Person, other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of our

    Voting Stock immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, the transferee Person becomes the obligor in respect of the notes and a Subsidiary of the transferor of such assets.

        Within 30 days following any Change of Control, we will mail a notice to each holder with a copy to the trustee (the "Change of Control Offer") stating:

  (1)
  that a Change of Control has occurred and that such holder has the right to require us to purchase such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

  (2)
  the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

  (3)
  the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

  (4)
  the instructions, as determined by us, consistent with this "Change of Control" covenant, that a holder must follow in order to have its notes purchased.

        We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

        We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

        The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Avaya and, accordingly, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between us and the underwriters. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. If we are required to comply with the covenants described below under "—Covenants—Conditional Covenants," our ability to Incur additional Indebtedness will be limited as described under "—Limitation on Indebtedness," "—Limitation on Liens" and "—Limitation on Sale/Leaseback Transactions." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

        Under the Credit Agreements, a change of control (as defined in the Credit Agreements) will constitute an event of default, which would allow the lenders to accelerate any Indebtedness outstanding under the Credit Agreements. In addition, future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. The exercise by the holders of their right to require us to repurchase the notes could also cause a default under any future indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of notes following the occurrence of a Change of Control may be limited by our then existing financial resources. In addition, we are obligated to make an offer to repurchase our LYONs if a change of control (as defined in the supplemental indenture related to the LYONs) occurs.

        The definition of "Change of Control" includes a disposition of all or substantially all of our assets to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of our assets. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require us to make an offer to repurchase the notes as described above.

        The provisions under the indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Covenants

General Covenants

        We will agree to comply at all times, other than in the event of a discharge and defeasance, with the restrictive covenants described below under "—Merger and Consolidation" and "—Limitation on Liens," which will replace and supercede in their entirety the restrictive covenants of the indenture described under "Description of Indenture and Debt Securities—Covenants" in the accompanying prospectus. In addition, we will be required to comply at all times (other than in the event of a discharge and defeasance) with the additional restrictive covenants of the supplemental indenture described below under "—Limitation on Sale/Leaseback Transactions," "—Amendment of Security Documents" and "—Reports to Holders."

        Merger and Consolidation.    Avaya will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

  (1)
  the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Avaya) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Avaya under the notes and the indenture;

  (2)
  immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

  (3)
  if Avaya is obligated to comply with the covenants described below under "—Conditional Covenants," immediately after giving pro forma effect to such transaction, the Successor Company either (a) would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "—Conditional Covenants—Limitation on Indebtedness" or (b) would have a Consolidated Coverage Ratio that is at least equal to that of Avaya prior to such transaction or series of transactions; and

  (4)
  Avaya shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to Avaya or (B) Avaya merging with an Affiliate of Avaya solely for the purpose and with the sole effect of reincorporating Avaya in another jurisdiction.

        The Successor Company will be the successor to Avaya and shall succeed to, and be substituted for, and may exercise every right and power of, Avaya under the indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the notes.

        Limitation on Liens.    Avaya will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

  (a)
  during any Security Period, Incur or permit to exist any Lien of any nature whatsoever, other than Permitted Liens, on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness; and

  (b)
  during any Lien Suspension Period, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever, other than Permitted Liens, on any of its properties (including Capital Stock of a Restricted Subsidiary) whether owned on the Issue Date or thereafter acquired, securing any Indebtedness without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured;

provided, however, that Avaya will, at any time, be entitled to Incur other Liens to secure Indebtedness as long as the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this proviso and the amount of all outstanding Attributable Debt with respect to Sale/Leaseback Transactions (other than synthetic leases constituting Sale/Leaseback Transactions in an aggregate principal amount not to exceed $85 million at any one time outstanding) does not exceed, in the aggregate, 12.5% of Consolidated Net Tangible Assets, as of the date that such Lien is Incurred, as determined based on the consolidated balance sheet of Avaya as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Incurrence.

        Any Lien created for the benefit of the holders of the notes pursuant to clause (b) of the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

        Limitation on Sale/Leaseback Transactions.    Avaya will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

  (1)
  after giving effect to the Sale/Leaseback Transaction, the amount of all outstanding Attributable Debt with respect to Sale/Leaseback Transactions and the amount of all outstanding Indebtedness secured by Liens permitted to be Incurred pursuant to the proviso to the covenant described under "—Limitation on Liens" does not exceed, in the aggregate, 12.5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of Avaya as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Sale/Leaseback Transaction;

  (2)
  the net proceeds received by Avaya or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value of such property; and

  (3)
  within 180 days after the Sale/Leaseback Transaction, Avaya applies the proceeds of such transaction to prepay, repay, redeem or purchase Senior Indebtedness of Avaya or any of its Restricted Subsidiaries or to acquire Additional Assets;

provided, however, that the foregoing provision shall not apply to any synthetic leases constituting Sale/Leaseback Transactions in an aggregate amount not to exceed $85 million at any one time outstanding.

        Amendment of Security Documents.    Avaya shall not modify, or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to holders in any material respect except (i) in accordance with the terms of the intercreditor agreement or (ii) with the written consent of holders of a majority of the principal amount of the notes then outstanding. See "Description of Collateral Arrangements" for a description of the terms of the Security Documents.

        Reports to Holders.    Whether or not Avaya is required to file reports with the SEC, so long as any notes are outstanding, Avaya will file with the SEC:

    (1)  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Avaya were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Avaya and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by Avaya's certified independent accountants; and

    (1)  all current reports that would be required to be filed with the Commission on Form 8-K if Avaya were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

        If the SEC does not permit the filings described above, Avaya will provide the trustee with an annual and interim reports and other information within the same time periods that would be applicable if Avaya were required and permitted to file those reports with the SEC. We will also instruct the trustee to mail those reports and other information to holders at their addresses set forth on the security register.

Conditional Covenants

        The notes are currently rated B2 by Moody's, with a stable outlook, and B+ by S&P, with a negative outlook. In addition to the covenants described above under "—General Covenants," Avaya will agree to comply with the restrictive covenants described below (other than in the event of a discharge and defeasance) during any Rating Deficiency Period.

        During a Suspension Period, the indenture will not contain any provisions that will limit our ability to incur unsecured indebtedness or that afford you significant protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, during a Suspension Period, we may enter into transactions that could increase our indebtedness in excess of the limits described below or enter into transactions that would otherwise be prohibited by the covenants described below.

        Limitation on Indebtedness.    (a) Avaya will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that Avaya and its Restricted Subsidiaries will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.25 to 1.

        (b)  Notwithstanding the foregoing, Avaya and its Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

  (1)
  Indebtedness Incurred by Avaya and its Restricted Subsidiaries pursuant to the Credit Agreements; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $825 million less the amount of any Indebtedness Incurred pursuant to clause (13) of this paragraph (b);

  (2)
  Indebtedness owed to and held by Avaya or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to Avaya or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if Avaya is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes;

  (3)
  the notes;

  (4)
  Indebtedness outstanding on the Issue Date (other than Indebtedness described in (1), (2) or (3) above) or Incurred during a Suspension Period;

  (5)
  Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by Avaya (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Avaya); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, Avaya would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above;

  (6)
  Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) above or pursuant to clause (3), (4) or (5) above or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary, such Refinancing Indebtedness shall be Incurred only by such Subsidiary or Avaya;

  (7)
  Indebtedness of Avaya or any of its Restricted Subsidiaries attributable to Capital Lease Obligations, or Incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including any Indebtedness assumed in connection with the acquisition of any such assets, in an aggregate principal amount which, when taken together with all other Indebtedness of Avaya or any of its Restricted Subsidiaries incurred pursuant to this clause (7) and then outstanding, does not exceed 5% of Consolidated Net Tangible Assets;

  (8)
  Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

  (9)
  obligations in respect of tender, performance, government contract, bid and surety or appeal bonds and standby letters of credit and warranty and contractual obligations of like nature or documentary letters of credit or completion guarantees provided by Avaya or any Restricted Subsidiary in the ordinary course of business;

  (10)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

    provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

  (11)
  Indebtedness Incurred in a Qualified Receivables Transaction that is non-recourse to Avaya or any Restricted Subsidiary (except for Standard Securitization Undertakings or a Restricted Subsidiary whose principal assets are the receivables, leases or other assets that are the subject of the Qualified Receivables Transaction);

  (12)
  Indebtedness of Avaya or of any of its Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of Avaya and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (11) above or (a) above), does not exceed $75 million; and

  (13)
  Indebtedness of Avaya or any of its Restricted Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed $200 million secured by a mortgage on any real property of Avaya or such Restricted Subsidiary.

        (c)  Notwithstanding the foregoing, Avaya will not Incur any Indebtedness pursuant to (b) above if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the notes to at least the same extent as such Subordinated Obligations.

        (d)  For purposes of determining compliance with this covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, Avaya, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) Avaya will be entitled to divide and classify, and at any time, redivide and reclassify, an item of Indebtedness in more than one of the types of Indebtedness described above.

        (e)  Avaya will not, directly or indirectly, Incur any Indebtedness that is subordinated in right of payment to any Indebtedness of Avaya unless such Indebtedness is subordinated in right of payment to the notes to the same extent.

        (f)    Notwithstanding the foregoing, Avaya Technology Corporation will not, directly or indirectly, Incur, nor will Avaya, directly or indirectly, cause Avaya Technology Corporation to Incur, any Indebtedness so long as the notes are secured.

        Limitation on Restricted Payments.    (a) Avaya will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time Avaya or such Restricted Subsidiary makes such Restricted Payment:

  (1)
  a Default shall have occurred and be continuing (or would result therefrom);

  (2)
  Avaya is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "—Limitation on Indebtedness;" or

  (3)
  the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

  (A)
  50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

  (B)
  100% of the aggregate Net Cash Proceeds received by Avaya from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than

      (i) the Warburg Equity Transactions and (ii) an issuance or sale to a Subsidiary of Avaya and other than an issuance or sale to an employee stock ownership plan or to a trust established by Avaya or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by Avaya from its shareholders subsequent to the Issue Date; plus

    (C)
    the amount by which Indebtedness of Avaya is reduced on Avaya's balance sheet upon the conversion or exchange (other than by a Subsidiary of Avaya or pursuant to the Warburg Equity Transactions) subsequent to the Issue Date of any Indebtedness of Avaya convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Avaya (less the amount of any cash, or the fair value of any other property, distributed by Avaya upon such conversion or exchange); plus

    (D)
    an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by Avaya or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by Avaya or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to Avaya's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by Avaya or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

    (E)
    $25 million.

  (b)
  The preceding provisions will not prohibit:

  (1)
  any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of Avaya (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Avaya or an employee stock ownership plan or to a trust established by Avaya or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by Avaya from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

  (2)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations which are permitted to be Incurred pursuant to the covenant described under "—Limitation on Indebtedness;" provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

  (3)
  dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

  (4)
  so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of Avaya or any of its Subsidiaries from employees, former employees, directors or former directors of Avaya or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $10 million in any calendar year; provided, however, that such repurchase or other acquisition shall be included in the calculation of the amount of Restricted Payments;

  (5)
  any repurchase of the Series B preferred stock upon exercise by the holders thereof of any right to require Avaya to purchase such securities through the application of net proceeds of the substantially concurrent sale for cash (other than to a Restricted Subsidiary of Avaya) of an issuance of, or solely in exchange for, either (x) junior subordinated debentures of Avaya that are subordinated to the notes pursuant to a written agreement that is, taken as a whole, no less restrictive to the holders of such junior subordinated debentures than the subordination provisions of the junior subordinated debentures into which such Series B preferred stock are exchangeable and have a maturity (including pursuant to any sinking fund obligation, mandatory redemption or right to repurchase at the option of the holder or otherwise) no earlier than the final maturity of the notes and that have the benefit of covenants that are, taken as a whole, no more restrictive that the covenants of the indenture or (y) Capital Stock of Avaya (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Avaya or an employee stock ownership plan or to a trust established by Avaya or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such repurchase shall be excluded in the calculation of the amount of Restricted Payments and (B) such cash (to the extent so used for such repurchase) shall be excluded from the calculation of the amounts under clause (3)(B) of paragraph (a) above; or

  (6)
  payments to holders of Capital Stock (or to the holders of Indebtedness or Disqualified Capital Stock that is convertible into or exchangeable for Capital Stock upon such conversion or exchange) in lieu of the issuance of fractional shares; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments.

        (c)  For purposes of calculating the amount of Restricted Payments allowable under clause (a)(3) of this "Limitation on Restricted Payments" covenant, any payment made by Avaya or a Restricted Subsidiary since the Issue Date that meets the definition of a Restricted Payment will be considered a Restricted Payment notwithstanding the fact that such payment was made in a period other than a Rating Deficiency Period.

        Limitation on Restrictions on Distributions from Restricted Subsidiaries.    Avaya will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to Avaya or a Restricted Subsidiary or pay any Indebtedness owed to Avaya, (b) make any loans or advances to Avaya or (c) transfer any of its property or assets to Avaya, except:

  (1)
  with respect to clauses (a), (b) and (c):

  (i)
  any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

  (ii)
  any encumbrance or restriction pursuant to a definitive written agreement entered into in good faith during any Suspension Period;

    (iii)
    any encumbrance or restriction contained in the terms of any Indebtedness Incurred pursuant to clause (b)(1) of the covenant described under "—Limitation on Indebtedness" or any agreement pursuant to which such Indebtedness was issued if (x) either (i) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement or (ii) Avaya determines at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect Avaya's ability to make principal or interest payments on the notes and (y) the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings or agreements (as determined by Avaya in good faith);

    (iv)
    any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Avaya (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Avaya) and outstanding on such date;

    (v)
    any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i), (ii) or (iii) of clause (1) of this covenant or this clause (v) or contained in any amendment to an agreement referred to in clause (i), (ii) or (iii) of clause (1) of this covenant or this clause (v); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

    (vi)
    applicable law, rules, regulations and/or orders;

    (vii)
    the indenture and any Liens (including Permitted Liens) permitted by the indenture;

    (viii)
    any encumbrance or restriction required under the terms of the Credit Agreements or the Security Documents as in existence on the Issue Date, or as may be amended after the Issue Date, provided that any encumbrance or restriction as so amended is not materially more disadvantageous to the holders of the notes;

    (ix)
    restrictions on cash or other deposits or net worth imposed under contracts entered into the ordinary course of business;

    (x)
    any encumbrance or restriction existing under or by reason of contractual requirements in connection with a Qualified Receivables Transaction;

    (xi)
    pursuant to any merger agreements, stock purchase agreements, asset sale agreements and similar agreements limiting the transfer of properties and assets or distributions, provided that such restriction or encumbrance is terminated upon consummation of the subject transaction; and

  (2)
  with respect to clause (c) only:

  (i)
  any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

    (ii)
    restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

    (iii)
    any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

        Limitation on Sales of Assets and Subsidiary Stock.    (a) Avaya will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

  (1)
  Avaya or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

  (2)
  at least 75% of the consideration thereof received by Avaya or such Restricted Subsidiary is in the form of cash or Cash Equivalents or Additional Assets; provided that Avaya will not need to comply with this clause (2) with respect to an Asset Disposition consisting of all or substantially all of the assets used in its Connectivity Solutions business; and

  (3)
  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Avaya (or such Restricted Subsidiary, as the case may be)

  (A)
  first, to the extent Avaya elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of Avaya or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to Avaya or an Affiliate of Avaya) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

  (B)
  second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent Avaya elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

  (C)
  third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the notes (and to holders of other Senior Indebtedness of Avaya designated by Avaya) to purchase notes (and such other Senior Indebtedness of Avaya) pursuant to and subject to the conditions contained in the indenture;

      provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, Avaya or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

        Notwithstanding the foregoing provisions of this covenant, Avaya and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $75 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce any short-term loans or any revolving credit Indebtedness, including, without limitation, under the Credit Agreements, and such temporary reductions shall not result in any permanent reduction in the availability under the revolving portion of such credit facility.

        For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

  (1)
  the assumption of Indebtedness of Avaya or any Restricted Subsidiary and the release of Avaya or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

  (2)
  securities received by Avaya or any Restricted Subsidiary from the transferee that are promptly converted by Avaya or such Restricted Subsidiary into cash.

        (b)  In the event of an Asset Disposition that requires the purchase of notes (and other Senior Indebtedness of Avaya) pursuant to clause (a)(3)(C) above, Avaya will purchase notes tendered pursuant to an offer by Avaya for the notes (and such other Senior Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of Avaya was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness of Avaya, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, Avaya will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the notes will be denominations of $1,000 principal amount or multiples thereof. Avaya shall not be required to make such an offer to purchase notes (and other Senior Indebtedness of Avaya) pursuant to this covenant if the Net Available Cash available therefor is less than $75 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

        (c)  Avaya will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Avaya will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

        (d)  Notwithstanding the foregoing, Avaya will be permitted to consummate an Asset Disposition and will not be subject to the provisions of this covenant if a definitive written sale agreement relating to such Asset Disposition was entered into in good faith during a Suspension Period.

        Limitation on Affiliate Transactions.    (a) Avaya will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of Avaya (an "Affiliate Transaction") unless:

  (1)
  the terms of the Affiliate Transaction are no less favorable to Avaya or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

  (2)
  if such Affiliate Transaction involves an amount in excess of $50 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of Avaya disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

  (3)
  if such Affiliate Transaction involves an amount in excess of $100 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to Avaya and its

    Restricted Subsidiaries or is not less favorable to Avaya and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

(b) The provisions of the preceding paragraph (a) will not prohibit:

  (1)
  any Investment or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under "—Limitation on Restricted Payments;"

  (2)
  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

  (3)
  loans or advances to employees in the ordinary course of business in accordance with the past practices of Avaya or its Restricted Subsidiaries, but in any event not to exceed $25 million in the aggregate outstanding at any one time;

  (4)
  the payment of reasonable fees to directors of Avaya and its Restricted Subsidiaries who are not employees of Avaya or its Restricted Subsidiaries;

  (5)
  any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because Avaya or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

  (6)
  the issuance or sale of any Capital Stock (other than Disqualified Stock) of Avaya;

  (7)
  the Warburg Transactions (so long as any renegotiation or amendments contemplated in connection with the Warburg Transactions are not disadvantageous to holders of notes in any material respect); and

  (8)
  any transaction that constitutes a Qualified Receivables Transaction, including any Investments made by Avaya in a Restricted Subsidiary or by a Restricted Subsidiary in Avaya in connection with such Qualified Receivables Transaction.

(c) Notwithstanding the foregoing, Avaya and its Restricted subsidiaries will not be required to comply with the provisions of clause (a)(2) and (a)(3) above with respect to any agreements existing on the Issue Date between Lucent Technologies Inc. and Avaya or its Restricted Subsidiaries or with respect to the renegotiation of any such agreements (so long as such renegotiation is not disadvantageous to holders of notes in any material respect).

        Limitation on Issuances of Guarantees by Restricted Subsidiaries.    Avaya will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee the payment of any other Indebtedness of Avaya or any other Restricted Subsidiary unless (i) such Restricted Subsidiary concurrently executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, which Guarantee shall be senior to or equal in right of payment with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness at least to the same extent as the notes are to such Indebtedness and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, for so long as any notes remain outstanding under the indenture, any rights of reimbursement, indemnity or subrogation or any other rights against Avaya as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee.

Any Guarantee of the notes by a Restricted Subsidiary will provide by its terms that it will be automatically and unconditionally released and discharged:

  (1)
  in connection with the sale (including by way of merger or consolidation) of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of Avaya, if the sale or other disposition of all such Capital Stock of that Subsidiary Guarantor complies with the "Limitation on Sales of Assets and Subsidiary Stock" covenant of the Indenture;

  (2)
  if Avaya properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary; or

  (3)
  upon the release or discharge of the Guarantee which resulted in the creation of the Subsidiary Guarantee, except a discharge or release by or as a result or payment under the Guarantee.

Events of Default

        The following shall constitute Events of Default with respect to the notes:

  (1)
  Avaya fails to pay interest due on the notes for 30 days;

  (2)
  Avaya fails to pay the principal of or premium on the notes when due at their Stated Maturity, upon redemption, upon required repurchase, upon acceleration or otherwise;

  (3)
  Avaya fails to comply with the provisions described under "—Change of Control" or "—General Covenants—Merger and Consolidation," or, to the extent that Avaya is required to comply with the covenants described under "—Covenants—Conditional Covenants," Avaya—fails to comply with the provisions described under "Limitation on Sales of Assets and Subsidiary Stock;"

  (4)
  Avaya fails to comply with the provisions of any other agreement or covenant in the notes or the indenture (other than the agreements or covenants described in clauses (1), (2) and (3) above) for 90 days after written notice by the trustee or holders of at least 25% of the principal amount of the notes outstanding;

  (5)
  Avaya or any Restricted Subsidiary defaults in the payment of more than $100 million of indebtedness at the maturity thereof (after giving effect to any applicable grace period) or indebtedness of more than $100 million shall be accelerated, and such default and acceleration shall not be cured or annulled within 30 days after notice by the trustee or holders of at least 25% in principal amount of the notes outstanding;

  (6)
  certain events in bankruptcy, insolvency or reorganization of Avaya occur;

  (7)
  Avaya fails to perfect the Liens created by the Security Documents (other than in accordance with the terms of the Security Documents) as provided in the Security Agreement;

  (8)
  in the event that the notes are secured by a Lien on the Collateral, (i) the Lien created by the security agreement(s) cease(s) to constitute a valid and perfected Lien on, and security interest in, the Collateral (other than in accordance with the terms of any intercreditor agreement and the indenture) in favor of the trustee or any collateral trustee, free and clear of all other Liens (other than Permitted Liens), or any of the relevant security agreements shall for whatever reason be terminated or cease to be in full force and effect (other than in accordance with the terms of any intercreditor agreement and the indenture), if, in either case, such default continues for 10 days after notice, or the enforceability thereof shall be contested by Avaya; or

  (9)
  in the event that a Restricted Subsidiary of Avaya issues a Subsidiary Guarantee as required under the provisions of the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant, a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of the indenture) and such default continues for 10 days after notice, or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

Modification of the Indenture

        Avaya and the trustee may, without the consent of the holders of notes, enter into indentures supplemental to the indenture for, among others, one or more of the following purposes:

  (1)
  to cure any ambiguity, defect or inconsistency in the indenture or notes or to make any other change, provided no such action shall adversely affect the rights of any holder;

  (2)
  to evidence the succession of another person to Avaya, and the assumption by such successor of Avaya's obligations under the indenture and the notes;

  (3)
  to secure the notes;

  (4)
  to provide for uncertificated securities in addition to or in place of certificated securities; or

  (5)
  to add guarantees with respect to the notes.

        Avaya and the trustee, with the consent of a majority in principal amount of the outstanding notes, may modify or supplement the terms of the indenture. However, no supplemental indenture may, without the consent of each holder affected:

  (1)
  change a maturity date;

  (2)
  reduce the principal amount;

  (3)
  reduce the amount payable upon the redemption of any note or change the time at which any note may be redeemed as described under "—Optional Redemption;"

  (4)
  reduce the interest rate;

  (5)
  change the time of interest payment;

  (6)
  change the authorized currency;

  (7)
  reduce the percentage of notes required for debt holder action;

  (8)
  make any change to the provision which protects the right of any holder of the notes to receive payment of principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes; or

  (9)
  make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

Book-Entry System

        The notes will only be issued in the form of global securities held in book-entry form. DTC or its nominee will be the sole registered holder of the notes, for all purposes under the indenture. Owners of beneficial interests in the notes represented by global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and may only be transferred through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights with respect to their interests in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights under the global securities or the indenture. Avaya and the trustee, and any of their respective agents, may treat DTC as the sole holder and registered owner of the global securities.

Exchange of Global Securities

        Notes represented by a global security will be exchangeable for certificated securities with the same terms only if:

  •
  DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days;

  •
  we decide to discontinue the use of the system of book-entry transfer through DTC (or any other successor depositary); or

  •
  a default under the indenture occurs and is continuing.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions among its participants through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, including Salomon Smith Barney, Credit Suisse First Boston, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives, own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Certain Definitions

        The following are material terms defined in the second supplemental indenture. To the extent that a defined term in the second supplemental indenture conflicts with a defined term in the indenture, the defined term in the second supplemental indenture will replace and supercede the defined term in the indenture. You should review the second supplemental indenture for the full definition of all terms defined therein.

        "Additional Assets" means (1) any property, plant or equipment or licenses or other intellectual property used in a Related Business; (2) all or substantially all of the assets of a business that is a Related Business, including, without limitation, inventory, receivables and working capital of such business; (3) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Avaya or another Restricted Subsidiary; or (4) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "—Covenants—Conditional Covenants—Limitation on Restricted Payments," "—Covenants—Conditional Covenants—Limitation on Affiliate Transactions" and "—Covenants—Conditional Covenants—Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of

Avaya or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

        "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Avaya or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

  (1)
  any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than Avaya or a Restricted Subsidiary);

  (2)
  all or substantially all of the assets of any division or line of business of Avaya or any Restricted Subsidiary; or

  (3)
  any other assets of Avaya or any Restricted Subsidiary outside of the ordinary course of business of Avaya or such Restricted Subsidiary

(other than, in the case of clauses (1), (2) and (3) above,

    (A)
    a disposition by a Restricted Subsidiary to Avaya or by Avaya or a Restricted Subsidiary to a Restricted Subsidiary;

    (B)
    for purposes of the covenant described under "—Covenants—Conditional Covenants—Limitation on Sales of Assets and Subsidiary Stock" only, (x) a disposition that constitutes a Restricted Payment permitted by the covenant described under "—Covenants—Conditional Covenants—Limitation on Restricted Payments" or a Permitted Investment and (y) a disposition of all or substantially all the assets of Avaya in accordance with the covenant described under "—Covenants—General Covenants—Merger and Consolidation;"

    (C)
    sales, conveyances and other transfers of receivables and related assets or any interest therein pursuant to a Qualified Receivables Transaction; and

    (D)
    a disposition of assets with a fair market value of less than $50 million).

        "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

        "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

  (1)
  the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness, multiplied by the amount of such payment by

  (2)
  the sum of all such payments.

        "Board of Directors" means the Board of Directors of Avaya or any duly authorized committee thereof.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under "—Covenants—Conditional Covenants—Limitations on Liens," a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Cash Equivalents" means:

  (1)
  marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or the government of any Eligible Jurisdiction or issued by any agency thereof and backed by the full faith and credit of such government, in each case maturing within one year from the date of acquisition thereof;

  (2)
  marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

  (3)
  commercial paper and other securities maturing no more than one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at lease A-2 from S&P or at least P-2 from Moody's;

  (4)
  certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any Eligible Jurisdiction or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $100.0 million;

  (5)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

  (6)
  investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

        "Collateral" means all property subject to a first priority security interest created pursuant to the Security Documents in favor of the collateral trustee for the benefit of lenders under the Credit Agreements and the holders of the notes. Such Collateral will initially include substantially all of Avaya's equipment, accounts receivable, inventory, investment property, U.S. intellectual property (other than the beneficial and economic right to utilize certain of our U.S. intellectual property outside the United States and Canada), contract rights, deposit accounts, the stock of our domestic subsidiaries (other than Avaya Receivables LLC, Mercury Insurance Inc., Avaya International LLC, Avaya Finance Inc. and Avaya Technology Corp.), 65% of the stock of a foreign subsidiary that, together with its subsidiaries, holds the beneficial and economic right to utilize certain of our intellectual property outside the United States and Canada, indebtedness owing to us, and all proceeds therefrom.

        "Collateral Trust Agreement" means the Collateral Trust Agreement, dated as of March 25, 2002, among Avaya and the other grantors named therein and the collateral trustee.

        "Consolidated Coverage Ratio" means (A) as of any date of determination prior to December 31, 2002, the ratio of (x) the aggregate amount of EBITDA for the period of the most recent two consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (y) Consolidated Interest Expense for such two fiscal quarters; and (B) as of any date of determination on or after December 31, 2002, the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that in the case of either (A) or (B):

  (1)
  if Avaya or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

  (2)
  if Avaya or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if Avaya or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

  (3)
  if since the beginning of such period Avaya or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Avaya or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Avaya and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Avaya and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

  (4)
  if since the beginning of such period Avaya or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

  (5)
  if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Avaya or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by Avaya or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Avaya. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

        "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of Avaya and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:

  (1)
  all intercompany items between Avaya and any Restricted Subsidiary; and

  (2)
  all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

        "Consolidated Interest Expense" means, for any period, the total interest expense of Avaya and its Restricted Subsidiaries on a consolidated basis, plus, to the extent not included in such total interest expense, and to the extent Incurred by Avaya or its Restricted Subsidiaries, without duplication:

  (1)
  interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

  (2)
  amortization of debt discount and debt issuance cost;

  (3)
  capitalized interest;

  (4)
  non-cash interest expense;

  (5)
  net payments pursuant to Hedging Obligations relating to Indebtedness entered into in the ordinary course of business and not for speculative purposes;

  (6)
  Preferred Stock dividends in respect of all Preferred Stock held by Persons other than Avaya or a Restricted Subsidiary (other than dividends paid solely in Capital Stock (other than Disqualified Stock) of Avaya); provided, however, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the Chief Financial Officer of Avaya in good faith);

  (7)
  interest Incurred in connection with Investments in discontinued operations;

  (8)
  interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) Avaya or any Restricted Subsidiary; and

  (9)
  the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Avaya) in connection with Indebtedness Incurred by such plan or trust.

        "Consolidated Net Income" means, for any period, the net income of Avaya and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

  (1)
  any net income of any Person (other than Avaya) if such Person is not a Restricted Subsidiary, except that:

  (A)
  subject to the exclusion contained in clause (4) below, Avaya's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Avaya or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

  (B)
  Avaya's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

  provided that Avaya's equity in the net income (loss) of any Person in which Avaya or a Restricted Subsidiary obtained a minority equity interest in connection with an Asset Disposition consisting of all or substantially all of the assets used in its Connectivity Solutions business shall not be included in determining such Consolidated Net Income.

  (2)
  any net income (or loss) of any Person acquired by Avaya or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

  (3)
  any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Avaya, except that:

  (A)
  subject to the exclusion contained in clause (4) below, Avaya's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to Avaya or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

  (B)
  Avaya's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

  (4)
  any gain (but not loss) realized upon the sale or other disposition of any assets of Avaya, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

  (5)
  extraordinary gains or losses; and

  (6)
  the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of the covenant described under "—Covenants—Conditional Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to Avaya or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

        "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of Avaya and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

  (1)
  minority interests in consolidated Subsidiaries held by Persons other than Avaya or a Restricted Subsidiary;

  (2)
  excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;

  (3)
  any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

  (4)
  unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

  (5)
  treasury stock;

  (6)
  cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

  (7)
  Investments in and assets of Unrestricted Subsidiaries.

        "Credit Agreements" means collectively, the Five-Year Competitive Advance and Revolving Credit Facility Agreement, together with the 364-Day Competitive Advance and Revolving Credit Facility Agreement, and together with the related documents thereto (including any guarantee or security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time (collectively, the "Initial Credit Agreements") and any debt facility, credit facility or commercial paper facility, in each case with one or more banks or other lenders, providing for revolving credit loans, term loan or letters of credit, in each case, refunding, replacing or refinancing in whole or in part the Initial Credit Agreements, together with the related documents, as any such facility and related documents may be amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time and any successor facility thereto similarly refunding, replacing or refinancing any such facility.

        "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement (including, without limitation, swaps, caps, floors, collars and similar arrangements) designed to protect such Person against fluctuations in currency values.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

  (2)
  is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

  (3)
  is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock because provisions thereof give holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the notes shall not constitute Disqualified Stock if:

  (1)
  the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the notes as described under "—Covenants—Conditional Covenants—Limitation on Sales of Assets and Subsidiary Stock" and "—Covenants—General Covenants—Change of Control;" and

  (2)
  such requirement only becomes operative after compliance with such terms applicable to the notes, including the purchase of any notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

        "EBITDA" for any period means the sum of Consolidated Net Income, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

  (1)
  all income tax expense of Avaya and its consolidated Restricted Subsidiaries;

  (2)
  Consolidated Interest Expense;

  (3)
  depreciation and amortization expense of Avaya and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

  (4)
  all other non-cash charges of Avaya and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); and

  (5)
  up to $163 million of restructuring charges, including asset impairment and other one time charges during such period to be taken no later than the fourth quarter of fiscal year 2002 of Avaya;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interest) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to Avaya by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

        "Eligible Jurisdiction" means any country in the European Union (as it exists on the Issue Date) or Switzerland.

        "Five-Year Competitive Advance and Revolving Credit Facility Agreement" means the Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of September 25, 2000, among Lucent Technologies Inc. and Avaya, as borrowers, the lenders party thereto, Citibank, N.A., as Agent,

The Chase Manhattan Bank, Deutsche Bank AG New York and Cayman Islands Branches and Bank One, N.A., as co-syndication agents and co-arrangers, and Commerzbank AG, as co-arranger, and Salomon Smith Barney Inc., as lead arranger, together with the related documents thereto (including the loans thereunder, any guarantees and security documents).

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

  (1)
  the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

  (2)
  statements and pronouncements of the Financial Accounting Standards Board;

  (3)
  such other statements by such other entity as approved by a significant segment of the accounting profession; and

  (4)
  the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

  (2)
  entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

        "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with "—Covenants—Conditional Covenants—Limitation on Indebtedness," (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security and (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms will not be deemed to be the Incurrence of Indebtedness.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (1)
  the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

  (2)
  all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person and under synthetic, off-balance sheet or tax retention leases;

  (3)
  all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  (4)
  all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

  (5)
  the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the liquidation amount of such Preferred Stock determined in accordance with the terms of the definition of "Disqualified Stock" (but excluding, in each case, any accumulated but not declared dividends);

  (6)
  all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

  (7)
  all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

  (8)
  to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by Avaya or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

        The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

        "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of Avaya.

        "Intercreditor Agreement" means the Intercreditor Agreement to be dated as of March 28, 2002 between Citibank, N.A., as agent under the Credit Agreements, and the trustee.

        "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement (including, without limitation, swaps, caps, floors, collars and similar arrangements) designed to protect such Person against fluctuations in interest rates.

        "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

        For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "—Covenants—Conditional Covenants—Limitation on Restricted Payments":

  (1)
  "Investment" shall include the portion (proportionate to Avaya's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Avaya at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Avaya shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) Avaya's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to Avaya's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

        "Issue Date" means March 28, 2002.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Lien Suspension Period" means any period other than a Security Period.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

  (1)
  all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

  (2)
  all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

  (3)
  all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition by such Restricted Subsidiaries; and

  (4)
  the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by Avaya or any Restricted Subsidiary after such Asset Disposition.

        "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Permitted Investment" means an Investment by Avaya or any Restricted Subsidiary in:

  (1)
  Avaya, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that either (x) the primary business of such Restricted Subsidiary is a Related Business or (y) such Investment is made in connection with a Qualified Receivables Transaction;

  (2)
  another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Avaya or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

  (3)
  cash and Temporary Cash Investments;

  (4)
  receivables owing to Avaya or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Avaya or any such Restricted Subsidiary deems reasonable under the circumstances;

  (5)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (6)
  loans or advances to employees made in the ordinary course of business consistent with past practices of Avaya or such Restricted Subsidiary;

  (7)
  stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Avaya or any Restricted Subsidiary or in satisfaction of judgments;

  (8)
  any Person to the extent such Investment (including any minority interest received in connection with an Asset Disposition) represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "—Covenants—Conditional Covenants—Limitation on Sales of Assets and Subsidiary Stock;"

  (9)
  Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

  (10)
  any Person where such Investment was acquired by Avaya or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by Avaya or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by Avaya or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (11)
  Investments in an aggregate principal amount which, when taken together with all other Investments under this clause (11), does not exceed $75 million;

  (12)
  Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case, in the ordinary course of business; and

  (13)
  warrants received from and minority equity Investments in, customers of and vendors to Avaya and its Restricted Subsidiaries so long as no cash is expended by Avaya or any of its Restricted Subsidiaries to purchase any of the foregoing.

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens on the Collateral to secure (i) Indebtedness permitted under the provisions described in clause (b)(1) under "—Covenants—Conditional Covenants—Limitation on Indebtedness" in an aggregate principal amount not to exceed $825 million and (ii) obligations other than for money borrowed owed to any lender (or their affiliates) party to the Credit Agreements;

  (2)
  pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases or subleases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

  (3)
  Liens imposed by law, such as carriers', warehousemen's, materialman's, workman's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Avaya in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by Avaya or any Restricted Subsidiary to provide collateral to the depository institution;

  (4)
  Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

  (5)
  Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

  (6)
  minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties do not in the aggregate materially impair their use in the operation of the business of such Person;

  (7)
  Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

  (8)
  Liens existing on the Issue Date;

  (9)
  Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

  (10)
  Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

  (11)
  Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

  (12)
  Liens securing Hedging Obligations entered into in the ordinary course of business and not for speculative purposes, so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the indenture, secured by a Lien on the same property securing such Hedging Obligations;

  (13)
  Liens on licenses or leases by Avaya or any of its Restricted Subsidiaries as licensor or lessor in the ordinary course of business for patents, copyrights, trademarks, trade names and other intellectual property;

  (14)
  leases or subleases granted to others that do not materially interfere with the ordinary course of business of Avaya and its Restricted Subsidiaries, taken as a whole;

  (15)
  any interest or title of a lessor in the property subject to any Capital Lease Obligation or operating lease;

  (16)
  Liens arising from filing Uniform Commercial Code financing statements regarding leases;

  (17)
  Liens on equipment of Avaya or any Restricted Subsidiary created in connection with synthetic leases with respect to such equipment in an aggregate amount not to exceed $85 million;

  (18)
  Liens created by or resulting from any litigation or legal proceeding that is currently being contested in good faith by appropriate proceedings;

  (19)
  customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or an escrow arrangement;

  (20)
  governmental (federal, state or municipal) Liens arising out of contracts for the purchase of products and deposits or pledges to obtain the release of any such Liens;

  (21)
  Liens pursuant to any merger agreements, stock purchase agreements, asset sale agreements and similar agreements limiting the transfer of properties and assets or distributions, provided that such Lien is terminated upon consummation of the subject transaction;

  (22)
  Liens Incurred in the ordinary course of business of Avaya or any Restricted Subsidiary of Avaya with respect to obligations that do not exceed $10 million at any one time outstanding and that (a) are not Incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not materially impair the use thereof in the operation of business by Avaya or such Restricted Subsidiary;

  (23)
  Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (7), (8), (9) or (10); provided, however, that:

  (A)
  such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

  (B)
  the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (7), (8), (9) or (10) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing, refunding, extension, renewal or replacement;

  (24)
  Liens on receivables Incurred in connection with a Qualified Receivables Transaction; and

  (25)
  Liens on the Collateral securing the notes.

Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (7), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under "—Covenants—Conditional Covenants—Limitation on Sale of Assets and Subsidiary Stock." For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

        "Qualified Receivables Transaction" means any transaction or series of transactions entered into by Avaya or any of its Restricted Subsidiaries in order to monetize or otherwise finance a pool (which may be fixed or revolving) of receivables, leases or other financial assets (including, without limitation, financing contracts) (in each case whether now or existing or arising in the future), and which may include a grant of a security interest in any such receivables, leases, other financial assets (whether now existing or arising in the future) of Avaya or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such receivables, leases, or other financial assets, all contracts and all guarantees or other obligations in respect thereof, proceeds thereof and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving receivables, leases, or other financial assets.

        "Rating Deficiency Period" means any period beginning on (a) the Issue Date or a date that the rating of the notes falls below either (i) Baa3 by Moody's or (ii) BBB- by S&P, as the case may be, and ending on (b) a Suspension Date.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of Avaya or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

  (1)
  such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

  (2)
  such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

  (3)
  such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of Avaya or (B) Indebtedness of Avaya or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

        "Related Business" means any business in which Avaya or any Restricted Subsidiary was engaged on the Issue Date and any business related, ancillary or complementary to any business of Avaya in which Avaya was engaged on the Issue Date.

        "Restricted Payment" with respect to any Person means:

  (1)
  the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to Avaya or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

  (2)
  the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Avaya held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of Avaya (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of Avaya that is not Disqualified Stock);

  (3)
  the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

  (4)
  the making of any Investment (other than a Permitted Investment) in any Person.

        "Restricted Subsidiary" means any Subsidiary of Avaya that is not an Unrestricted Subsidiary.

        "Revolving Credit Facility Agreement" means the Revolving Credit Facility Agreement among Avaya, as borrower, the lenders party thereto, Citibank, N.A., as Agent, The Chase Manhattan Bank, Deutsche Bank AG New York Branch and Credit Suisse First Boston, as Co-Syndicate Agents and Salomon Smith Barney Inc., as lead arranger, together with the related documents thereto (including the loans thereunder, any guarantees and security documents).

        "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and its successors.

        "Sale/Leaseback Transaction" means an arrangement relating to property owned by Avaya or a Restricted Subsidiary on the Issue Date or thereafter acquired by Avaya or a Restricted Subsidiary whereby Avaya or a Restricted Subsidiary transfers such property to a Person and Avaya or a Restricted Subsidiary leases such property or substantially similar property from such Person.

        "Security Agreement" means the Security Agreement, dated as of March 25, 2002, among Avaya and the other grantors named therein and the collateral trustee.

        "Security Documents" means the Security Agreement, the Collateral Trust Agreement the Intercreditor Agreement and any other agreement that governs the creation, rights, priority and preferences of such security interests in the Collateral.

        "Security Period" means each period beginning on the Issue Date or the date on which:

  (a)
  Avaya's corporate credit rating falls below BBB- by S&P or Avaya's long-term senior unsecured debt rating falls below Baa3 by Moody's, and,

  (b)
  less than $400 million of unsecured indebtedness is outstanding or available under the Credit Agreements or any indebtedness is secured under any Credit Agreement;

and ending on the date that:

  (i)
  Avaya's corporate credit is rated at least BBB by S&P and Avaya's long-term senior unsecured debt is rated at least Baa2 by Moody's, and to the extent Avaya's corporate credit rating is rated BBB by S&P or Avaya's long-term senior unsecured debt is rated Baa2 by Moody's, such rating shall not be accompanied by either (x) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or (y) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof; or

  (ii)
  at least $400 million of unsecured indebtedness is outstanding or available under the Credit Agreements and no other indebtedness is secured under any of the Credit Agreements, provided that Avaya has entered into such Credit Agreements with a syndicate of no less than two commercial banking institutions for the primary purpose of obtaining bonafide unsecured financing for working capital, acquisitions or general corporate purposes (which may include refinancing of existing indebtedness), and not for the sole purpose of terminating the security interest in the Collateral granted to the collateral trustee for the benefit of the holders of the notes.

        "Senior Indebtedness" means with respect to any Person:

  (1)
  Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

  (2)
  accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the notes; provided, however, that Senior Indebtedness shall not include:

  (1)
  any obligation of such Person to any Subsidiary of such Person;

  (2)
  any liability for federal, state, local or other taxes owed or owing by such Person;

  (3)
  any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

  (4)
  any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person; or

  (5)
  that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the indenture.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Avaya or any of its Restricted Subsidiaries that are reasonably customary in an accounts receivable transaction.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

        "Subordinated Obligation" means any Indebtedness of Avaya (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes pursuant to a written agreement to that effect.

        "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

  (1)
  such Person;

  (2)
  such Person and one or more Subsidiaries of such Person; or

  (3)
  one or more Subsidiaries of such Person.

        "Subsidiary Guarantor" means any Subsidiary of Avaya that Guarantees payment of the Notes.

        "Suspension Date" means the date that (1) the notes are rated at least BBB- by S&P and Baa3 by Moody's and, to the extent that such rating shall be BBB- by S&P or Baa3 by Moody's, such rating is not accompanied by either (x) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or (y) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof and (2) Avaya delivers an Officer's Certificate to the trustee certifying that the notes have achieved the ratings described in clause (1) of this definition.

        "Suspension Period" means any period other than a Ratings Deficiency Period.

        "Temporary Cash Investments" means any of the following:

  (1)
  any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

  (2)
  investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

  (3)
  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

  (4)
  investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of Avaya) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and

  (5)
  investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

        "364-Day Competitive Advance and Revolving Credit Facility Agreement" means the 364-Day Competitive Advance and Revolving Credit Facility Agreement, dated as of August 28, 2001, among Avaya, as borrower, the lenders party thereto, Citibank, N.A., as Agent, The Chase Manhattan Bank, Deutsche Bank AG New York Branch and Credit Suisse First Boston, as Co-Syndicate Agents and Salomon Smith Barney Inc., as lead arranger, together with the related documents thereto (including the loans thereunder, any guarantees and security documents).

        "Unrestricted Subsidiary" means:

  (1)
  any Unrestricted Subsidiary of Avaya that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of Avaya (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, Avaya or any other Subsidiary of Avaya that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that (1) no Subsidiary may be designated an Unrestricted Subsidiary during a Suspension Period and (2) either (A) the Subsidiary to be so designated has total assets of $10,000 or less or (B) if such Subsidiary has assets greater than $10,000, such designation would be permitted under the covenant described under "—Covenants—Conditional Covenants—Limitation on Restricted Payments."

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) Avaya could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "—Covenants—

Conditional Covenants—Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Warburg Equity Transactions" means (i) the Stock Purchase Agreement and (ii) the Conversion and Exercise Agreement, each dated March 10, 2002 between Avaya, Warburg, Pincus Netherlands Equity Partners I., C.V., Warburg, Pincus Netherlands Equity Partners II., C.V., Warburg, Pincus Netherlands Equity Partners III, C.V. and Warburg, Pincus Equity Partners, L.P.

        "Warburg Transactions" means the transactions contemplated by (i) the Warburg Equity Transactions, (ii) the Preferred Stock and Warrant Purchase Agreement dated as of August 8, 2000, by and among the Avaya, Warburg, Pincus Equity Partners, L.P. and the other purchasers party thereto, including the terms of the Series B preferred stock and warrants issued pursuant thereto and (iii) any amendment of the terms of the Series B preferred stock or exchange or equity interests for shares of Series B preferred stock, in each case, to the extent permitted under the Credit Agreements.

        "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by Avaya or one or more Wholly Owned Subsidiaries.

DESCRIPTION OF COLLATERAL ARRANGEMENTS

Security Agreement

        The security agreement, dated as of March 25, 2002, made by Avaya and the additional grantors named therein to The Bank of New York, as collateral trustee for the benefit of the secured holders (as defined in the collateral trust agreement), provides for the granting of a security interest by us in substantially all of the grantors' equipment, accounts receivable, inventory, investment property, U.S. intellectual property (other than the beneficial and economic right to utilize certain of our U.S. intellectual property outside the United States and Canada), contract rights, deposit accounts, the stock of our domestic subsidiaries (other than Avaya Receivables LLC, Mercury Insurance Inc., Avaya International LLC, Avaya Finance Inc. and Avaya Technology Corp.), 65% of the stock of a foreign subsidiary that, together with its subsidiaries, holds the beneficial and economic right to utilize certain of our intellectual property outside the United States and Canada, indebtedness owing to us, and all proceeds therefrom. The security interest secures (1) our obligations to the lenders owing under our credit agreements and any other obligations of ours owed to any lender (including their affiliates) that is a party to the credit agreements (including obligations under or in respect of letters of credit, hedge agreements, cash management agreements or otherwise) and (2) our obligations under the notes. The security interest in the collateral securing our obligations under the notes is subordinated to the security interest in the collateral securing our obligations to the lenders (including their affiliates) that are parties to the credit agreements. The security interest in favor of the holders of the notes will remain in effect until the earliest of (i) the date on which the obligations under the notes have been paid in full, (ii) the date on which our corporate credit rating is rated at least BBB by S&P and our long-term senior unsecured debt is rated at least Baa2 by Moody's, in each case without being accompanied by a negative outlook or its equivalent and (iii) subject to certain conditions, the date on which at least $400 million of unsecured indebtedness is outstanding or available under our credit agreements and no other indebtedness is secured under any of the credit agreements. The security interest in favor of the lenders under the credit agreements will remain in effect until the earlier of the date that (i) our obligations under the credit agreements and our other obligations to the lenders (including their affiliates) that are parties to the credit agreements have been paid in full, or (ii) our corporate credit is rated at least BBB by S&P and our long-term senior unsecured debt is rated at least Baa2 by Moody's, in each case without being accompanied by a negative outlook or its equivalent. Upon the occurrence and continuation of certain specified events of default, including a payment default under either a credit agreement or the notes, our bankruptcy or the acceleration of all amounts due under either a credit agreement or the notes, the security agreement provides that, among other remedies, the collateral trustee may exercise any and all remedies of the grantors including the sale of the collateral.

Collateral Trust Agreement

        The collateral trust agreement, dated as of March 25, 2002, among the grantors and the collateral trustee provides that the senior agents under the credit agreements and the trustee under the indenture governing the notes have the right, under certain circumstances, to direct the collateral trustee with respect to decisions relating to the exercise of remedies under the security agreement, the intercreditor agreement, the receivables intercreditor agreement and any subsequent intercreditor agreement. So long as our obligations to the lenders remain outstanding under the credit agreements (including obligations to the lenders and their affiliates that do not arise under our credit agreements), the lenders shall have the exclusive right to direct the collateral trustee, including, releasing collateral in connection with a sale permitted under the credit agreements and, in the case of a permitted securitization of receivables or real estate secured financings, to release portions of the collateral and enter into a subsequent intercreditor agreement. Net proceeds from any sales of collateral pursuant to the exercise of any remedy under the security agreement and the intercreditor agreement are applied first, after costs, expenses and fees of the collateral trustee, to the lenders under the credit agreements and the other secured agreements (as defined in the collateral trust agreement) and second, to the holders of the notes. The collateral trustee will, upon our request accompanied by a certificate to the effect that one of the conditions stated above for terminating the security interest of the lenders and the holders of notes has occurred, promptly release all the collateral and terminate the collateral agreements.

Intercreditor Agreement

        The intercreditor agreement, dated as of March 28, 2002, among Citibank, N.A. as agent under the credit agreements, and The Bank of New York, as trustee under the indenture governing the notes, provides that the security interest of the lenders under the credit agreements (including obligations to the lenders and their affiliates that do not arise under the credit agreements) is senior to the security interest of the trustee in the collateral. The intercreditor agreement also provides that until the earlier of the date on which (i) the credit agreements and all other obligations owing to the lenders under the credit agreements have been paid in full after the maturity date of the credit agreements or (ii) our corporate credit rating is rated at least BBB by S&P and our long-term senior unsecured debt is rated at least Baa2 by Moody's, in each case without being accompanied by a negative outlook or its equivalent, the lenders under the credit agreements, in their sole discretion and to the exclusion of the collateral trustee, shall have, whether or not certain events of default have occurred under either the credit agreements or under the indenture governing the notes, the sole and exclusive right to direct the collateral trustee to take action with respect to the collateral including the right, among others, to release the collateral, with or without consideration, and to exercise voting rights in respect of the collateral. The collateral trustee's only right until such date is for the obligations under the notes to be secured by the collateral to the extent provided under the collateral agreements and, thereafter, to receive the collateral or any remainder of the proceeds, if any, of the collateral then held by the collateral trustee, after the credit agreements and all other obligations owing to the lenders under the credit agreements have been paid in full.

UNDERWRITING

        Citigroup Global Markets Inc. and Credit Suisse First Boston LLC are acting as joint book-running managers of this offering. Subject to the terms and conditions stated in the underwriting agreement dated May     , 2003, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter's name.

Underwriter	Principal Amount
Citigroup Global Markets Inc.	$
Credit Suisse First Boston LLC
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
HSBC Securities (USA) Inc.

Total	$

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

        The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed      % of the principal amount of the notes. The underwriters may allow, and dealers may reallow a concession not to exceed      % of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and concessions.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Avaya
Per note		%

        In connection with this offering, Citigroup or Credit Suisse First Boston, on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotments, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup or Credit Suisse First Boston, in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We estimate that our total expenses (including underwriting discounts and commissions) for this offering will be approximately $       million.

        Some of the underwriters or their affiliates have provided investment and commercial banking services to us or our affiliates in the past and may do so in the future. They receive customary fees and commissions for these services. Citigroup acted as lead arranger under our existing credit agreement. Citibank, N.A., an affiliate of Citigroup, acts as administrative agent under our existing credit agreement. Citigroup Global Markets Inc., Credit Suisse First Boston, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and HSBC Securities (USA) Inc. and/or their affiliates are also lenders under our existing credit agreement.

        We have engaged Citigroup to explore strategic alternatives for our Connectivity Solutions segment, including the possible sale of the business.

        We have agreed to indemnify the underwriters against certain liabilities under the Securities Act of 1933, as amended.

VALIDITY OF THE NOTES

        The validity of the notes offered in this prospectus supplement, as well as certain other legal matters, will be passed upon for us by Pamela F. Craven, our Senior Vice President, General Counsel and Secretary, and Sidley Austin Brown & Wood LLP, New York, New York. As of May 2, 2003, Pamela F. Craven owned 51,215 shares of our common stock, 236,743 restricted stock units of our common stock and options for 1,275,000 shares of our common stock. Shearman & Sterling, New York, New York, will pass upon certain legal matters for the underwriters.

EXPERTS

        The consolidated financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2002 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the changes in accounting as described in Notes 2 and 13 to the consolidated financial statements and an emphasis of a matter paragraph relating to Avaya's spin-off from Lucent as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$1,440,000,000

AVAYA INC.

Common Stock
Preferred Stock
Debt Securities
Warrants to Purchase Debt Securities

        This prospectus is part of a registration statement which Avaya has filed with the Securities and Exchange Commission as part of a shelf registration process. Under this process, Avaya may sell common stock, preferred stock, debt securities or warrants to purchase debt securities, or any combination of these securities, in one or more offerings with a total initial offering price of up to $1,440,000,000. The purpose of this prospectus is to provide the general terms and conditions of the securities that Avaya intends to issue. The specific terms and conditions of securities issued in any particular offering will be provided in supplements to this prospectus. The prospectus supplements may also add, update or modify information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you make your investment decision.

        Avaya's common stock is listed on the New York Stock Exchange under the symbol "AV". On May 21, 2001, the last sale price of Avaya's common stock as reported on the New York Stock Exchange was $15.74.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is May 24, 2001.

DESCRIPTION OF AVAYA

        Avaya Inc. is a leading provider of communications systems and software for enterprises, including businesses, government agencies and other organizations. We offer voice, converged voice and data, customer relationship management, messaging, multi-service networking and structured cabling products and services. Multi-service networking products are those products that support network infrastructures which carry voice, video and data traffic over any of the protocols, or set of procedures, supported by the Internet on local area and wide area data networks. A structured cabling system is a flexible cabling system designed to connect phones, workstations, personal computers, local area networks and other communications devices through a building or across one or more campuses. We are a worldwide leader in sales of messaging and structured cabling systems and a U.S. leader in sales of enterprise voice communications and call center systems. We are not a leader in multi-service networking products or in converged voice and data products. We have entered these product areas relatively recently, and our multi-service networking product portfolio is less complete than the portfolios of some of our competitors. We are implementing a strategy focused on these products.

        We support our customers with comprehensive global service offerings, including remote diagnostics testing of our advanced systems, installation of our products, on-site repair and maintenance. We believe our global service organization is an important consideration for customers purchasing our systems and software and is a source of significant revenue for us, primarily from maintenance contracts. We also offer professional services for customer relationship management and unified communications and value-added services for the outsourcing of messaging and other portions of an enterprise's communications system.

        We intend to use our leadership positions in enterprise communications systems and software, our broad portfolio of products and services and strategic alliances with other technology and consulting services leaders to offer our customers comprehensive eBusiness communications solutions. We are particularly focused on delivering eBusiness communications that enable eBusiness. By eBusiness, we mean the internal and external use of communications tools and electronic networks, to interact, collaborate and transact business with an enterprise's customers, suppliers, partners and employees. We currently offer many of the advanced products that we believe are important components of eBusiness communications solutions. We are focusing our strong research and development capabilities on developing new and improved business communications products and services.

        We have been experiencing declines in revenue from our traditional business, enterprise voice communications products, and if we do not successfully implement our strategy to expand our sales in market segments with higher growth rates, our revenue may continue to decline. Our strategy requires us to significantly change our focus in order to concentrate on the development and marketing of eBusiness solutions, and the uncertainty regarding this new market opportunity may result in a decrease in our revenue and profitability. In addition, we assumed a significant amount of debt in connection with our separation from Lucent Technologies Inc. and we may substantially increase our debt in the future, which could subject us to various restrictions and higher interest costs, and decrease our profitability.

        We were incorporated under the laws of the State of Delaware under the name "Lucent EN Corp." on February 16, 2000, as a wholly owned subsidiary of Lucent. As of June 27, 2000, our name was changed to "Avaya Inc." On September 30, 2000, Lucent contributed its enterprise networking business to us and distributed all of the outstanding shares of our capital stock to its shareowners. We refer to these transactions in this prospectus as the "distribution." Lucent was formed from the systems and technology units that were formerly a part of AT&T Corp. and the research and development capabilities of Bell Laboratories. On September 30, 1996, Lucent became independent of AT&T when AT&T distributed all its Lucent shares to its shareowners in a tax-free spinoff. Prior to the distribution, we had no material assets or activities as a separate corporate entity. Following the distribution, we became an independent public company, and Lucent has no continuing stock ownership interest in us. Prior to the distribution, we entered into several agreements with Lucent in connection with, among other things, intellectual property, interim services and a number of on-going commercial relationships, including product supply arrangements.

Recent Developments

        On February 6, 2001, we acquired VPNet Technologies, Inc., a privately held developer of virtual private network solutions and devices, for an aggregate purchase price of approximately $117 million in cash and stock options. The acquisition was accounted for by the purchase method of accounting. In the second quarter of fiscal 2001, we recorded a $31 million charge for the purchased in-process research and development.

        On February 20, 2001, we announced a five-year agreement to outsource most of the manufacturing of our communications systems and software to Celestica Inc. We will receive approximately $200 million for the assets we are transferring to Celestica. The first phase of the transaction closed on May 4, 2001, with the remaining phases to be completed by the end of the first quarter of fiscal 2002.

        In March 2001, we incurred restructuring and related charges of $134 million pre-tax in conjunction with this outsourcing agreement. Over the next six fiscal quarters, we will also incur approximately $45 million pre-tax in one-time implementation costs. Once the agreement is fully implemented at the end of fiscal 2002, we expect to realize net savings of approximately $400 million pre-tax over the remaining term of the contract, $150 million of which will be realized in the last year of the agreement. Approximately 1,300 Avaya employees have joined Celestica as part of this transaction.

        Our principal executive offices are located at 211 Mount Airy Road, Basking Ridge, New Jersey 07920. Our telephone number is (908) 953-6000.

FORWARD LOOKING STATEMENTS

        This prospectus contains and incorporates by reference forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, management's beliefs and assumptions made by management. Such statements include, in particular, statements about our plans, strategies and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward looking statements. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward looking statements after they are made, whether as a result of new information, future events or otherwise.

        Important factors that could cause actual outcomes and results to differ materially from forward looking statements we make include the factors described under "Risk Factors" in our registration statement on Form 10, which was declared effective by the SEC on September 15, 2000, factors described in our other filings with the SEC and the following factors:

  •
  increasing price and product and services competition by U.S. and foreign competitors, including new entrants;

  •
  rapid technological developments and changes and our ability to continue to introduce competitive new products and services on a timely, cost-effective basis in commercially available quantities;

  •
  our mix of products and services;

  •
  our ability to achieve lower costs and expenses;

  •
  our ability to attract and retain talent in key technological areas;

  •
  our ability to form and implement alliances and address gaps in technology;

  •
  customer demand for our products and services;

  •
  our ability to market our products and services effectively;

  •
  our ability to successfully integrate acquired companies;

  •
  U.S. and foreign governmental and public policy changes that may effect the level of new investments and purchases made by customers;

  •
  changes in environmental and other U.S. and foreign governmental regulations;

  •
  our ability to protect our intellectual property rights;

  •
  our ability to realize cost savings from our manufacturing outsourcing initiative;

  •
  the outcome of pending and future litigation and governmental proceedings; and

  •
  the continued availability of financing, financial instruments and financial resources in the amounts at the times and on the terms required to support our future operations.

        These are representative of the factors that could cause actual outcomes and results to differ from the forward looking statements contained or incorporated by reference in this prospectus. In addition, such statements could be affected by general industry and market conditions and growth rates, economic conditions worldwide and other future factors.

WHERE TO FIND ADDITIONAL INFORMATION REGARDING AVAYA

        Avaya files annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information that Avaya files with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC's Public Reference Section. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. Avaya's SEC filings are also available to the public through the SEC's web site at http://www.sec.gov.

        The SEC allows us to incorporate by reference the information that we file with them into this document. This means that we can disclose important information to you by referring you to other documents previously filed separately with the SEC, including Avaya's annual, quarterly and current reports. The information incorporated by reference is considered to be a part of this document, except for any information that is modified or superseded by information contained in this document or any other subsequently filed document. The information incorporated by reference is an important part of this prospectus and the accompanying prospectus supplement. Any information that we file with the SEC, specifically, those documents filed pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus, will be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the accompanying prospectus supplement and any previously filed document.

        The following documents have been filed by Avaya with the SEC (File No. 1-15951) and are incorporated by reference into this prospectus:

          1. Annual Report on Form 10-K for the fiscal year ended September 30, 2000;

          2. Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000;

          3. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001;

          4. Current Report on Form 8-K dated October 2, 2000, filed October 2, 2000;

          5. Current Report on Form 8-K dated October 23, 2000, filed October 23, 2000; and

          6. Current Report on Form 8-K dated February 20, 2001, filed February 20, 2001.

        Copies of the above documents, along with exhibits specifically incorporated by reference into this prospectus or the prospectus supplement may be obtained without charge from the Office of the Corporate Secretary, Avaya Inc., 211 Mount Airy Road, Basking Ridge, New Jersey 07920 (telephone number: 908-953-6000).

        No person is authorized to give any information or represent anything not contained in this prospectus and the accompanying prospectus supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus and any accompanying prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information. Avaya's business, financial condition, results of operations and prospects may have changed since that date.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK ACCRETION

        The following table sets forth the unaudited historical ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock accretion of Avaya and its subsidiaries.

	Ratio of Earnings to Fixed Charges		Ratio of Earnings to Combined Fixed Charges and Preferred Stock Accretion
Six months ended March 31, 2001	(*	)	(*	)
Year ended September 30, 2000	(**	)	(**	)
Year ended September 30, 1999	3.2		3.2
Year ended September 30, 1998	2.9		2.9
Year ended September 30, 1997	2.0		2.0
Nine months ended September 30, 1996	4.8		4.8

(*)
For the six months ended March 31, 2001, earnings available are inadequate to cover fixed charges and combined fixed charges to preferred stock accretion by $74 million and $93 million, respectively.

(**)
For the year ended September 30, 2000, earnings available are inadequate to cover fixed charges and combined fixed charges and preferred stock accretion by $450 million.

        For purposes of determining the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock accretion, earnings are defined as income (loss) from continuing operations before income taxes, less interest capitalized. Fixed charges consist of interest expense on all indebtedness and that portion of operating lease rental expense that is representative of the interest factor. Certain years have been reclassified to conform to the current period presentation. Because there was no preferred stock accretion during the periods presented other than the six months ended March 31, 2001, the ratio of earnings to combined fixed charges and preferred stock accretion is identical to the ratio of earnings to fixed charges for each such period.

USE OF PROCEEDS

        Avaya intends to use the proceeds from the sale of the securities for general corporate purposes, including debt repayment and refinancing, capital expenditures and acquisitions. The specific purpose of any individual issuance of securities will be described in the applicable prospectus supplement. The amount and timing of the sales of the securities will depend on market conditions.

DESCRIPTION OF THE INDENTURE AND DEBT SECURITIES

        The debt securities will be issued under and controlled by an indenture between Avaya and The Bank of New York, as trustee. The following sections briefly outline the provisions of the indenture. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read it in its entirety in order to completely understand its terms and conditions. The statements contained in this prospectus relating to the indenture and the debt securities we may issue under the indenture are summaries of their material terms but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture (including those terms made a part of the indenture by reference to the Trust Indenture Act of 1939) and the debt securities.

General Terms

        The debt securities:

    •
    will represent direct, unsecured, unsubordinated obligations of Avaya;

    •
    will rank equally with Avaya's other unsecured and unsubordinated debt;

    •
    may be issued in one or more series with the same or various maturities;

    •
    may be issued at a price of 100% of their principal amount or at a premium or discount;

    •
    may be issued in registered or bearer form and certificated or uncertificated form; and

    •
    may be represented by one or more global notes registered in the name of a designated depository's nominee, and if so, beneficial interests in the global note will be shown on and transfers of such interests will be made only through records maintained by the designated depository and its participants.

        The indenture does not limit the aggregate principal amount of debt securities that we may issue pursuant to its terms. In addition, the indenture does not limit the amount of other indebtedness or debt securities, other than certain Secured Indebtedness as described below, which our Subsidiaries or we may issue.

        Unless we state otherwise in a prospectus supplement, we will not offer, sell or deliver any bearer debt securities, including any bearer securities issued in global form, to any United States person. By United States person we mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any of its political subdivisions, or an estate or trust whose income is subject to United States federal income taxation regardless of its source.

        The prospectus supplement for any individual issuance of debt securities of any series will describe in detail, if applicable:

    •
    the total principal amount of the debt securities of that series;

    •
    the percentage of the principal amount at which the debt securities of that series will be sold;

    •
    the date(s) on which the debt securities of that series will mature, or whether such debt securities will be payable on demand;

    •
    the interest rate(s) that the debt securities of that series will bear and the method of calculating the rate(s);

    •
    the interest payment date(s);

    •
    the terms for redemption or early repayment;

    •
    the authorized denominations in which the debt securities of that series will be issued;

    •
    the currency in which the debt securities of that series will be denominated;

    •
    the currency in which the principal of or any premium or interest will be payable, if different than the currency in which the debt securities of that series are denominated;

    •
    the manner in which payments of principal of and any premium or interest on the debt securities of that series will be determined if the payment is to be based upon one or more indexes;

    •
    whether the debt securities of that series will be issuable in registered or bearer form or both, and whether the debt securities of that series shall be certificated or uncertificated;

    •
    whether the debt securities of that series will be represented by one or more global securities and, if so, whether any such global securities will be in registered or bearer form, the identity of the depository for such global security or securities and the method of transferring beneficial interests in such global security or securities;

    •
    information regarding book-entry procedures;

    •
    whether and under what circumstances we will pay additional amounts on any debt securities of that series held by a person who is not a United States person in respect of taxes or similar charges withheld and, if so, whether we will have the option to redeem the debt securities of that series rather than pay such additional amounts; and

    •
    any other terms, including any terms which may be required by or advisable under United States laws and regulations and laws of other relevant jurisdictions or advisable in connection with the marketing of the debt securities of that series.

        We will have the ability under the indenture to "reopen" a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

        We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation of ours to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

        Unless we indicate otherwise in an applicable prospectus supplement, we will issue debt securities only in denominations of $1,000 and integral multiples of $1,000. If we issue debt securities in a foreign currency, we will specify the authorized denominations in the prospectus supplement.

        If we issue original issue discount debt securities, we will describe the special United States federal income tax and other considerations of a purchase of original issue discount debt securities in the prospectus supplement. Original issue discount debt securities are securities that are issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance.

Payment and Transfer

        Unless we state otherwise in a prospectus supplement, if you have debt securities in registered form, we will make principal and interest payments at the office of the paying agent or agents that we will name in the prospectus supplement or by mailing a check to you at the address we have for you in the register. You may also exchange registered debt securities of any series at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

        If you have debt securities in bearer form, we will pay interest to you when you present and surrender the interest coupon for that interest payment at the office of our paying agent located outside the United States. Bearer securities and coupons are transferable by delivery. Unless we describe other procedures in a prospectus supplement, you will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement.

        Bearer debt securities may be exchanged for an equal aggregate principal amount of registered or bearer debt securities of the same series having the same date of maturity, interest rate, original issue date and other terms in such authorized denominations as may be requested upon delivery of the bearer debt securities with all unpaid coupons to a transfer or paying agent as specified in the prospectus supplement and upon fulfillment of all other requirements of such agent.

        A prospectus supplement will describe the procedures for exchanging bearer debt securities, if applicable. Registered debt securities can never be exchanged for bearer debt securities.

        Neither Avaya nor the trustee will impose any service charge for any transfer or exchange of a debt security, however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Conversion and Exchange

        The terms, if any, upon which debt securities of any series are convertible into or exchangeable for other securities, whether or not issued by us, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.

Covenants

        For your benefit, we have agreed in the indenture to restrict certain of our activities as long as the debt securities of any series are outstanding. Some of those restrictions are described below. Because several definitions are both specific and complex, we have provided a separate definitions section to help you to understand certain capitalized terms in this section.

        Unless otherwise described in a prospectus supplement relating to any debt securities, other than as described below under "—Covenants—Limitation on Liens", the indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase that amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any deletions from, modifications of or additions to the Events of Defaults described below or covenants of ours contained in the indenture, including any addition of a covenant or other provision providing event risk or similar protection.

        Limitations on Liens.    Avaya will not create, assume, incur or guarantee, and will not permit any Restricted Subsidiary to create, assume, incur or guarantee, any Secured Indebtedness without concurrently providing that all the securities of each series then outstanding shall be secured equally and ratably with (or prior to) such Secured Indebtedness (together with, if Avaya shall so determine, any other indebtedness of Avaya or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the securities of each series) so long as such Secured Indebtedness shall be outstanding unless such Secured Indebtedness, when added to the aggregate amount of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the securities of each series are secured equally and ratably with (or prior to) such Secured Indebtedness and further not including in this computation any Secured Indebtedness which is concurrently being retired), would not exceed the greater of $500 million or 15% of Consolidated Net Tangible Assets.

        Consolidations, Mergers, Sales or Conveyances.    Nothing contained in the indenture or in any of the debt securities of any series shall prevent any consolidation of Avaya with, or merger of Avaya into, any other corporation or corporations (whether or not affiliated with Avaya), or successive consolidations or mergers to which Avaya or its successor or successors shall be a party or parties, or shall prevent any sale, transfer, lease or conveyance of the property of Avaya (including stock of subsidiaries) as an entirety or substantially as an entirety to any other corporation (whether or not affiliated with Avaya) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia authorized to acquire and own or operate the same; provided, however that:

  •
  upon any such consolidation, merger, sale or conveyance, the due and punctual payment of the principal of (and premium, if any) and interest on all of the securities of each series, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed or observed by Avaya, shall be expressly assumed, by supplemental indenture, reasonably satisfactory in form to the trustee, executed and delivered to the trustee by the corporation formed by such consolidation, or into which Avaya shall have been merged, or which shall have acquired such property;
  •
  immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Avaya or a Subsidiary as a result of such transaction as having been incurred by Avaya or such Subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing; and
  •
  either Avaya or the surviving entity delivers to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if required in connection with such transaction, the supplemental indenture comply with the applicable provisions of the indenture.

Certain Definitions

        "Consolidated Net Tangible Assets" means the total assets of Avaya and its Subsidiaries, less current liabilities and certain intangible assets (other than product development costs).

        "Principal Property" means land, land improvements, buildings and associated factory, laboratory and office facilities (excluding all products marketed by Avaya or any of its subsidiaries) constituting a manufacturing, development, warehouse, service, office or operating facility owned by Avaya or a Restricted Subsidiary, located within the United States and having an acquisition cost plus capitalized improvements in excess of 2.0% of Consolidated Net Tangible Assets as of the date of such determination, other than any such property financed through the issuance of tax-exempt governmental obligations, or which the Board of Directors determines is not of material importance to Avaya and its Restricted Subsidiaries taken as a whole, or in which the interest of Avaya and all its subsidiaries does not exceed 50%. As of May 1, 2001, the aggregate net book value of Avaya's Principal Properties was substantially less than the Secured Indebtedness that is permitted under the limitations on liens covenant described above.

        "Restricted Subsidiary" means any Subsidiary of Avaya which has substantially all its property in the United States, which owns any Principal Property and in which the investment of Avaya and all its Subsidiaries exceeds 2.0% of Consolidated Net Tangible Assets as of the date of such determination, other than certain financing Subsidiaries and Subsidiaries formed or acquired after the date of the indenture for the purpose of acquiring the business or assets of another person and that do not acquire all or any substantial part of the business or assets of Avaya or any Restricted Subsidiary. Additionally, this definition includes any other Subsidiary designated by Avaya's Board of Directors as a Restricted Subsidiary.

        "Secured Indebtedness" means indebtedness of Avaya or any Restricted Subsidiary secured by any lien upon any Principal Property or the stock or indebtedness of a Restricted Subsidiary or any conditional sale or other title retention agreement covering any Principal Property or Restricted Subsidiary. However, this definition specifically excludes all indebtedness:

  •
  that was outstanding on the date of the indenture;
  •
  incurred after the date of the indenture to finance the acquisition, improvement or construction of such property and either secured by purchase money mortgages or liens placed on such property within 180 days of acquisition, improvement or construction;
  •
  secured by liens on Principal Property or the stock or indebtedness of Restricted Subsidiaries and existing at the time of acquisition of the property, stock or indebtedness;
  •
  owing to Avaya or any other Restricted Subsidiary;
  •
  existing at the time a corporation becomes a Restricted Subsidiary;
  •
  arising out of guarantees by Avaya of Secured Indebtedness of any Restricted Subsidiaries and guarantees by a Restricted Subsidiary of Secured Indebtedness of Avaya and any other Restricted Subsidiary;
  •
  arising from any sale and leaseback or synthetic lease transaction;
  •
  incurred to finance the acquisition or construction of property in favor of any country or any political subdivisions; and
  •
  replacing, extending or renewing of any such indebtedness (to the extent such indebtedness is not increased).

        "Subsidiary" means any corporation a majority of the voting shares of which are at the time owned or controlled, directly or indirectly, by Avaya or its Subsidiaries.

Events of Default, Notice and Waiver

        If an Event of Default with respect to the debt securities of any series occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately, provided that upon certain events of bankruptcy or insolvency such principal amount shall become and be immediately due and payable without any declaration or other act. The holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement or waive any past default or Event of Default or allow us to not comply with any provision of the indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities of such series. Any individual series of debt securities may have additional or different Events of Default from the Events of Default described herein. The prospectus supplement relating to any individual issuance of debt securities of any series will describe such additions or modifications. A default under one series of debt securities under the Indenture will not necessarily be a default under another series. Unless otherwise specified in a prospectus supplement, an Event of Default with respect to any series of debt securities occurs when:

  •
  Avaya fails to pay interest due on any debt security of that series for 30 days;
  •
  Avaya fails to pay principal of or premium on any debt securities of that series when due;
  •
  Avaya breaches any agreement in the debt securities of that series or in the indenture which continues for 90 days after written notice by the trustee or holders of at least 25% of the principal amount of the debt securities of that series at the time outstanding;
  •
  Avaya or any Restricted Subsidiary defaults in the payment of more than $100 million of indebtedness at the maturity thereof (after giving effect to any applicable grace period) or indebtedness of more than $100 million shall be accelerated, and such default and acceleration shall not be cured or annulled within 30 days after notice by the trustee or holders of at least 25% in principal amount of the outstanding series of debt securities; or

  •
  certain events in bankruptcy, insolvency or reorganization of Avaya occur.

        If a default occurs, the trustee will notify the holders of such series of all uncured and unwaived defaults known to it within 90 days. For the purpose of this provision, default means any event which is, or after notice or passage of time or both would be, an Event of Default. However, if the trustee determines in good faith that withholding notices is in the interest of the holders of such series it may do so except in the case of a payment default.

        The trustee, subject to its duty during an Event of Default in respect of any series of debt securities to act with the required standard of care, can refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it. If indemnity is provided, the indenture provides that the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of such series.

        The terms for any series of debt securities may provide that the holders of debt securities of such series shall act as one class together with the holders of debt securities of one or more other series in voting, giving notice, waiving, giving directions or taking any other specified, permitted or authorized action.

Discharge and Defeasance

        If we deposit with the trustee sufficient cash or U.S. government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option, we will be discharged from our obligations with respect to the debt securities of such series or we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain Events of Default will no longer apply to us. The sufficiency of the deposit must be certified by a nationally recognized firm of independent public accountants.

        If we achieve discharge and defeasance, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Such holders may look only to such deposited funds or obligations for payment.

        Additionally, Avaya must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes.

Modification of the Indenture

        Avaya and the trustee may, without the consent of the holders of debt securities, enter into indentures supplemental to the indenture for, among others, one or more of the following purposes: (1) to cure any ambiguity, defect or inconsistency in the indenture or the debt securities of any services or to make any other change, provided no such action shall adversely affect the rights of any holder; (2) to evidence the succession of another person to Avaya, and the assumption by such successor of Avaya's obligations under the indenture and the debt securities; (3) to secure the debt securities; (4) to provide for uncertificated securities in addition to or in place of certificated securities; or (5) to establish the form or terms of any series of securities. Avaya and the trustee, with the consent of a majority in principal amount of the outstanding debt securities of each series affected, may modify or supplement the terms of the indenture. However, no supplemental indenture may, without the consent of each holder affected, change: (1) a maturity date; (2) the principal amount; (3) any premium; (4) the interest rate; (5) the time of interest payment; (6) the authorized currency; or (7) the percentage of outstanding debt securities required for debt holder action.

Concerning the Trustee

        In addition to the indenture, Avaya and The Bank of New York have had, and continue to have, other customary banking agreements and arrangements, including stock transfer agent, lending and depository relationships.

New York Law to Govern

        The indenture and the debt securities will be deemed to be a contract made under the laws of the State of New York, and for all purposes will be construed in accordance with the laws of such State without giving effect to its conflict of laws principles.

DESCRIPTION OF THE WARRANTS

        Avaya may issue warrants for the purchase of debt securities. Warrants may be issued independently or together with any debt securities offered by any prospectus supplement and may be attached to or separate from such debt securities. The warrants will be issued in one or more series under a warrant agreement to be entered into between Avaya and a bank or trust company, as warrant agent. The details of any series of warrants will be set forth in the applicable prospectus supplement. The warrant agent will act solely as an agent of Avaya in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summarizes certain provisions of the form of warrant agreement. You should read the form of warrant agreement which was filed on an exhibit to the registration statement of which this prospectus forms a part.

General Terms

        The prospectus supplement for any individual issuance will describe in detail, if applicable:

  •
  the offering price and currency for which the warrants may be purchased;
  •
  the dates upon which the right to exercise the warrants will commence and expire;
  •
  if the warrants are not continuously exercisable, the specific date or dates on which they can be exercised;
  •
  whether the warrants will be issued in registered or bearer form or both and whether they will be issued in certificated or uncertificated form;
  •
  the terms of the debt securities which holders of warrants can purchase and the price to be paid to Avaya upon exercise;
  •
  if the debt securities to be purchased upon exercise will be issued in bearer form, any applicable restrictions;
  •
  if warrants are issued together with a series of debt securities, the name of such debt securities, their terms, the number of warrants accompanying each such debt security, and the date that the warrants and debt securities will become separately transferable;
  •
  any special United States federal tax implications of the warrants or their exercise; and
  •
  any other specific terms of the warrants.

        Warrant certificates may be exchanged for new warrant certificates of different denominations, transferred, and exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the underlying debt securities.

Exercise of Warrants

        Warrant holders will be able to purchase the principal amount of debt securities at the exercise price designated in the prospectus supplement relating to the warrants. Warrants may not be exercised after 5:00 P.M., New York time, on the expiration date. Any warrants unexercised by that time and date will become void. Unless otherwise set forth in the applicable prospectus supplement, holders of warrants may exercise them by delivering properly completed warrant certificates and payment of the exercise price to the warrant agent at its corporate trust office. As soon as practicable after such delivery, we will issue and deliver to the indicated holder the debt securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

DESCRIPTION OF CAPITAL STOCK

Our Authorized Capital Stock

        Our authorized capital stock consists of 200,000,000 shares of preferred stock, par value $1.00 per share, and 1,500,000,000 shares of common stock, par value $0.01 per share. On March 31, 2001, 283,826,567 shares of our common stock were outstanding. Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V. (collectively, the "Warburg Funds") own 4,000,000 shares of our Series B convertible participating preferred stock and warrants to purchase 12,391,079 shares of our common stock. The Warburg Funds have preemptive rights in connection with their ownership, which entitle them to purchase additional shares in connection with certain public or nonpublic offerings of our common stock solely for cash in capital-raising transactions.

Our Common Stock

        The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by our board with respect to any series of preferred stock, such holders will possess all voting power. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of our preferred stock created by our board from time to time, the holders of common stock are entitled to such dividends as may be declared from time to time by our board from funds available therefor, and upon liquidation will be entitled to receive pro rata all assets available for distribution to such holders. We have established plans to pay a dividend on shares of our common stock. The amount and timing of the dividend payment will be determined by our board of directors at a future date.

Our Preferred Stock

        Our certificate of incorporation authorizes our board of directors to establish one or more series of our preferred stock and to determine, with respect to any series of our preferred stock, the terms and rights of such series, including:

  •
  the designation of the series,
  •
  the number of shares of the series, which number our board may thereafter (except where otherwise provided in the applicable certificate of designation) increase or decrease, but not below the number of shares thereof then outstanding,
  •
  whether dividends, if any, will be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or the method for determining the date or dates upon which dividends on the shares of such series shall be cumulative,
  •
  the redemption rights and price or prices, if any, for shares of the series,
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  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series,
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  the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs,

  •
  whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of ours or of any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made,
  •
  restrictions on the issuance of shares of the same series or of any other class or series,
  •
  the voting rights, if any, of the holders of the shares of the series, and
  •
  any other relative rights, preferences and limitations of such series.

        We believe that the ability of our board of directors to establish one or more series of our preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs which might arise. The authorized shares of our preferred stock, as well as shares of our common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including where the present or potential issuance of shares could result in an increase in the number of shares of common stock, or in the amount of voting securities, outstanding of at least 20%. If the approval of our stockholders is not required for the issuance of shares of our preferred stock or our common stock, our board may determine not to seek stockholder approval.

        Although our board of directors has no intention at the present time of doing so, it could issue a series of our preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based on its judgment as to our and our stockholders' best interests. Our board of directors, in so acting, could issue our preferred stock with terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

Series A Junior Participating Preferred Stock

        7.5 million shares of our Series A junior participating preferred stock have been reserved for issuance upon exercise of rights under our rights agreement. For a more detailed discussion of our rights agreement and our Series A junior participating preferred stock, please see "Rights Agreement."

Series B Convertible Participating Preferred Stock

        An aggregate of 4,000,000 shares of our Series B convertible participating preferred stock were issued on October 2, 2000 to the Warburg Funds. Set forth below is a summary of the terms of the Series B convertible participating preferred stock. For a complete description of all the terms of the Series B convertible participating preferred stock see the Certificate of Designation incorporated by reference hereto.

        Rank.    With respect to payments of dividends, redemption payments, rights upon our liquidation, dissolution or the winding up of our affairs, or otherwise, our Series B convertible participating preferred stock ranks senior to our common stock. In the future, we may authorize and issue preferred stock which ranks senior to, in parity with or junior to the Series B convertible participating preferred stock. Consent of the holders of a majority of the outstanding shares of Series B convertible participating preferred stock is required for us to:

  •
  amend, alter or repeal any provision of our certificate of incorporation (by merger or otherwise) in a way that would adversely affect the preferences, rights or powers of the Series B convertible participating preferred stock;
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  issue parity securities or increase the issued and authorized number of shares of Series B convertible participating preferred stock if either action would adversely affect the class voting rights of the Series B convertible participating preferred stock or increase the aggregate liquidation preference of the issued and outstanding parity securities or the Series B convertible participating preferred stock in excess of $400 million; or
  •
  issue securities that would rank senior to the Series B convertible participating preferred stock.

        Liquidation Preference.    The initial liquidation preference for each share of Series B convertible participating preferred stock is $100. From the date on which these shares were issued, until the tenth anniversary of that date, the liquidation preference for each share will increase at an annual rate of 6.5%, compounded quarterly. From and after the tenth anniversary of the date on which these shares were issued, the liquidation preference for each share will increase at an annual rate of 12.0%, compounded quarterly. The increase in the liquidation preference for any quarter will be reduced by the amount of any cash dividends we pay on the Series B convertible participating preferred stock in respect of such quarter, other than dividends paid on our common stock in which the Series B convertible participating preferred stock participates. As of March 31, 2001, the Series B convertible participating preferred stock had an aggregate liquidation value of $413.1 million.

        Following a change-in-control of Avaya occurring during the first five years after the issue date of October 2, 2000, other than a change-in-control transaction that is a business combination involving solely the issuance of common stock, some or all of the liquidation value of the Series B convertible participating preferred stock that would otherwise accrete through the fifth anniversary of the issue date will be accelerated, subject to our option to pay the accelerated accretion in cash in some instances.

        A change-in-control includes any of the following:

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  the acquisition of 50% or more of either our common stock or the combined voting power of our then outstanding securities entitled to vote in an election of our directors;
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  changes in the composition of a majority of our board of directors which are not supported by our incumbent board of directors;
  •
  a reorganization, consolidation, or merger or the sale or other disposition of all or substantially all of our assets unless, following the transaction, the holders of our common stock and voting securities prior to the transaction own more than 50% of the common stock and voting securities of us or the entity resulting from the transaction or that acquired all or substantially all of our assets, such holders maintain their proportionate ownership in us or the entity resulting from the transaction or that acquired all or substantially all of our assets and no person or entity owns 50% or more of the then-outstanding shares of the common stock or voting securities of us or the entity resulting from the transaction or that acquired all or substantially all of our assets; and
  •
  approval by our stockholders of a complete liquidation or dissolution of our company.

        Dividends.    The holders of our Series B convertible participating preferred stock are entitled to receive dividends when declared by our board of directors, out of funds legally available for the payment of dividends as described below.

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  For so long as the Series B convertible participating preferred stock is outstanding, holders of Series B convertible participating preferred stock will receive dividends equally and ratably with the holders of our common stock. Equal and ratable dividends are calculated on an as converted basis, meaning we assume for the purposes of the calculation that the shares of Series B convertible participating preferred stock were converted into shares of our common stock on the record date for the relevant common stock dividend.

  •
  During the fourth and fifth years after issuance, we will have the option to pay a quarterly cash dividend on each share of Series B convertible participating preferred stock at an annual rate of 3.25%, compounded quarterly, of the liquidation value of a share of Series B convertible participating preferred stock then in effect.

  •
  During the sixth through tenth years after issuance, we will have the option to pay a quarterly cash dividend on each share of Series B convertible participating preferred stock at an annual rate of 6.5%, compounded quarterly, of the liquidation value of a share of Series B convertible participating preferred stock then in effect.

  •
  After the tenth anniversary of issuance, we will be required to pay a quarterly cash dividend on each share of Series B convertible participating preferred stock at an annual rate of 12%, compounded quarterly, of the liquidation value of a share of Series B convertible participating preferred stock then in effect.

        Redemption.    At any time after the fifth anniversary of the issuance, we can force the holders of shares of Series B convertible participating preferred stock to convert their shares into common stock. If we give a notice of mandatory conversion, the holders of our shares of Series B convertible participating preferred stock have the right to require us to redeem their shares for cash, in whole or in part, at their option, at a cash redemption price equal to:

  •
  the liquidation value in effect on the redemption date; plus

  •
  except to the extent that a dividend has been declared for the applicable quarter, an amount equal to the unrecognized accretion and dividends accrued and unpaid on the Series B convertible participating preferred stock up to but not including the redemption date.

        For 60 days following the occurrence of a change-in-control transaction, the holders of our shares of Series B convertible participating preferred stock have the right to require us to redeem their shares for cash, in whole or in part, at their option, at a cash redemption price equal to:

  •
  101% of the liquidation value in effect on the redemption date; plus

  •
  except to the extent that a dividend has been declared for the applicable quarter, an amount equal to the unrecognized accretion and dividends accrued and unpaid on the Series B convertible participating preferred stock up to but not including the redemption date.

        Conversion.    Holders of shares of Series B convertible participating preferred stock may convert their shares into shares of our common stock at any time, at an initial conversion price of $26.71 per share of our common stock. The number of shares of our common stock into which each share of Series B convertible participating preferred stock will be convertible is determined by dividing the amount of the liquidation value at the time of the conversion of that share by the conversion price in effect as of the time of conversion. The conversion price is subject to adjustment upon the occurrence of any of the following actions: (i) the issuance of common stock at less than market value; (ii) the declaration of a dividend or the making of a distribution on common stock in shares of common stock;

(iii) the subdivision or reclassification of outstanding shares of common stock into a greater number of shares; (iv) the combination or reclassification of the outstanding shares of common stock into a smaller number of shares; (v) the fixing of a record date for the making of various distributions to all holders of shares of its common stock; (vi) the pro rata repurchase of common stock; (vii) a business combination or reclassification of common stock; or (viii) any action affecting the common stock, which in the opinion of the board of directors would materially adversely affect the conversion rights of holders of Series B convertible participating preferred stock.

        From and after the fifth anniversary of the date of issuance of the Series B convertible participating preferred stock, we will have the right to require the holders of Series B convertible participating preferred stock, at our option, to convert any or all of their shares, into shares of our common stock at the conversion price in effect at that time, subject to the right (as described under "Redemption") of the holders to require us to redeem their shares if we give notice of a mandatory conversion.

        Based on the initial conversion price of $26.71, the Series B convertible participating preferred stock was convertible into an aggregate of 15,466,328 shares of our common stock as of March 31, 2001.

        Voting Rights.    The holders of our shares of Series B convertible participating preferred stock:

  •
  are entitled to vote with the holders of our common stock on all matters submitted for a vote of the holders of common stock, voting together with the holders of our common stock as one class; and

  •
  are entitled to a number of votes equal to the number of votes to which the shares of common stock issuable upon conversion of the shares of Series B convertible participating preferred stock would have been entitled if such shares of common stock had been outstanding at the time of the applicable vote and related record date.

        Generally the holders of our shares of Series B convertible participating preferred stock are entitled to vote as a single class with respect to:

  •
  the amendment, alteration or repeal of any provision of our certificate of incorporation which adversely affects the preferences, rights or powers of the Series B convertible participating preferred stock; and

  •
  the authorization of any securities which would rank senior to the Series B convertible participating preferred stock or parity securities that would adversely affect the class voting rights of the Series B convertible participating preferred stock or have an aggregate liquidation preference in excess of $400 million.

Warrants

        As part of their investment, the Warburg Funds acquired warrants to purchase an aggregate of 12,391,079 shares of our common stock. The warrants have an exercise price equal to $34.73, subject to adjustment.

        The warrants were issued in two series: Series A warrants to purchase 6,883,933 shares of our common stock and Series B warrants to purchase 5,507,146 shares of our common stock. The Series A warrants have a four-year term, expiring October 2, 2004, and the Series B warrants have a five-year term, expiring October 2, 2005. During a period commencing on the effective date of the registration statement of which this prospectus is a part, until October 2, 2002, if the market price of our common stock exceeds 200%, in the case of the Series A warrants, and 225%, in the case of the Series B warrants, of the exercise price of the warrants for 20 consecutive trading days, we can force the exercise of up to 50% of the four-year warrants and the five-year warrants, respectively. The warrants are exercisable immediately and have customary antidilution rights.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation and By-Laws

        Board of Directors.    Our certificate of incorporation provides that, except as otherwise fixed by or pursuant to the provisions of a certificate of designations setting forth the rights of the holders of any class or series of our preferred stock, the number of our directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which we would have if there were no vacancies, but shall not be less than three. Our directors will be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held after the end of fiscal 2001, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held after the end of fiscal 2002 and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held after the end of fiscal 2003, with each director to hold office until his or her successor is duly elected and qualified. Commencing with the annual meeting of stockholders to be held after the end of fiscal 2001, directors elected to succeed directors whose terms then expire will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor is duly elected and qualified.

        Our certificate of incorporation provides that, except as otherwise provided for or fixed by or pursuant to a certificate of designations setting forth the rights of the holders of any class or series of our preferred stock, newly created directorships resulting from any increase in the number of directors and any vacancies on our board resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of our board, and not by the stockholders. Any director elected in accordance with the preceding sentence will hold office until the next annual meeting of stockholders at which time the director will stand for election for the remainder of the term and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting our board will shorten the term of any incumbent director. Subject to the rights of holders of our preferred stock, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all voting stock then outstanding, voting together as a single class; provided, however, that any director or directors may be removed from office by the affirmative vote of the holders of at least 80% of the voting power of all our voting stock then outstanding, voting together as a single class.

        These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of our board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of our board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

        No Stockholder Action by Written Consent; Special Meetings.    Our certificate of incorporation and by-laws provide that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any of our preferred stock, special meetings of our stockholders for any purpose or purposes may be called only by our board pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the whole board or by our chairman of the board, and any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by our board or the chairman of the board.

        Advance Notice Procedures.    Our by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. Our stockholder notice procedure provides that only persons who are nominated by, or at the direction of, our chairman of the board, or by a stockholder who has given timely written notice to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as our directors. Our stockholder notice procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, our chairman of the board or our board, or by a stockholder who has given timely written notice to our secretary of such stockholder's intention to bring such business before such meeting. Under our stockholder notice procedure, for notice of stockholder nominations to be made at an annual meeting to be timely, such notice must be received by our secretary not later than the close of business on the 45th calendar day nor earlier than the close of business on the 75th calendar day prior to the first anniversary of the preceding year's annual meeting, except that, in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 75th calendar day prior to such annual meeting and not later than the close of business on the later of the 45th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of a meeting date is first made by us.

        Notwithstanding the foregoing, in the event that the number of directors to be elected to our board is increased and we make no public announcement naming all of the nominees for director or specifying the size of our increased board at least 55 calendar days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice also will be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by us. Under our stockholder notice procedure, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be received by us not earlier than the close of business on the 75th calendar day prior to such special meeting and not later than the close of business on the later of the 45th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our board to be elected at such meeting.

        In addition, under our stockholder notice procedure, a stockholder's notice to us proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors must contain the information required by our certificate of incorporation. If the chairman of a meeting determines that an individual was not nominated, or other business was not brought before the meeting, in accordance with our stockholder notice procedure, such individual will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

        Amendment.    Our certificate of incorporation provides that the affirmative vote of the holders of at least 80% of our voting stock then outstanding, voting together as a single class, is required to amend provisions of the certificate relating to the number, election and term of our directors; the nomination of director candidates and the proposal of business by stockholders; the filling of vacancies; and the removal of directors. Our certificate further provides that the related by-laws described above, including the stockholder notice procedure, may be amended only by our board or by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of voting stock, voting together as a single class.

Rights Agreement

        Our board of directors has adopted a rights agreement with The Bank of New York, as rights agent. The rights agreement has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. For information on how to obtain a copy of the rights agreement, please see "Where to Find Additional Information Regarding Avaya".

        Anti-Takeover Effects.    The rights are intended to have anti-takeover effects. If the rights become exercisable, the rights will cause substantial dilution to a person or group that attempts to acquire or merge with us in most cases. Accordingly, the existence of the rights may deter a potential acquiror from making a takeover proposal or tender offer. The rights should not interfere with any merger or other business combination approved by our board of directors since we may redeem the rights as described below and since a transaction approved by our board of directors would not cause the rights to become exercisable.

        Exercisability of Rights.    Under the rights agreement, one right attaches to each share of our common stock outstanding and, when exercisable, entitles the registered holder to purchase from us one one-thousandth of a share of Series A junior participating preferred stock, par value $1.00 per share, at an initial purchase price of $125, subject to the customary antidilution adjustments. For a description of the terms of our Series A junior participating preferred stock, see "Series A Junior Participating Preferred Stock" below.

        The rights will not become exercisable until the earliest of:

  •
  10 business days following a public announcement that a person or group has become the beneficial owner of securities representing 10% or more of our common stock then outstanding

  •
  10 business days after we first determine that a person or group has become the beneficial owner of securities representing 10% or more of our common stock then outstanding or

  •
  such date, if any, as may be designated by the board of directors following the commencement of, or the announcement of an intention to commence, a tender offer or exchange offer that would result in a person or group becoming the beneficial owner of securities representing 10% or more of our common stock then outstanding (or such later date as our board of directors may determine, but in no event later than the date that any person or group actually becomes such an owner).

        Additionally, at any time a person or a group has become the beneficial owner of securities representing 10% or more of our common stock then outstanding and we have registered the securities subject to the rights under the Securities Act, the flip-in or flip-over features of the rights or, at the discretion of our board of directors, the exchange features of the rights, may be exercised by any holder, except for such person or group.

        Our sale to the Warburg Funds of 4,000,000 shares of Series B convertible participating preferred stock and warrants to purchase our common stock did not trigger the exercisability of the rights under our rights agreement. These investors shall not be deemed to be the beneficial owners of any shares of common stock:

  •
  that these investors acquire or can acquire by converting their shares of Series B convertible participating preferred stock into shares of our common stock;

  •
  that these investors acquire or can acquire by exercising their warrants to purchase shares of our common stock;

  •
  that these investors acquire, directly or indirectly, by exercising their preemptive rights granted in connection with their investment; or

  •
  as a result of their ownership of the Series B convertible participating preferred stock or warrants acquired pursuant to their initial investment.

        The various features of our rights agreement are described below.

        "Flip in" Feature.    In the event a person or group becomes the beneficial owner of securities representing 10% or more of our common stock then outstanding, each holder of a right, except for such person or group, will have the right to acquire, upon exercise of the right, instead of one one-thousandth of a share of our Series A junior participating preferred stock, shares of our common stock having a value equal to twice the exercise price of the right. For example, if we assume that an exercise price of $125 is in effect on the date that the flip-in feature of the right is exercised, any holder of a right, except for the person or group that has become the beneficial owner of securities representing 10% or more of our common stock then outstanding, can exercise his or her right by paying us $125 in order to receive from us shares of common stock having a value equal to $250.

        "Exchange" Feature.    At any time after a person or group becomes the beneficial owner of securities representing 10% or more, but less than 50%, of our common shares then outstanding, our board of directors may, at its option, exchange all or some of the rights, except for those held by such person or group, for our common stock at an exchange ratio of one share of common stock per right, subject to adjustment, and cash instead of fractional shares, if any. Use of this exchange feature means that eligible rights holders would not have to pay a purchase price before receiving shares of our common stock.

        "Flip Over" Feature.    In the event we are acquired in a merger or other business combination transaction or 50% or more of our assets and those of our subsidiaries or our earning power and that of our subsidiaries, in each case taken as a whole, are sold, each holder of a right, except for a person or group that is the beneficial owner of securities representing 10% or more of, will have the right to receive, upon exercise of the right, the number of shares of the acquiring company's capital stock with the greatest voting power having a value equal to twice the exercise price of the right.

        Redemption of Rights.    At any time before the earlier to occur of:

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  public disclosure that a person or group has become the beneficial owner of securities    representing 10% or more of our common stock then outstanding or

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  our determination that a person or group has become the beneficial owner of securities    representing 10% or more of our common stock then outstanding our board of directors may redeem all of the rights at a redemption price of $0.01 per right, subject to adjustment. The right to exercise the rights, as described under "Exercisability of Rights" above, will terminate upon redemption, and at such time, the holders of the rights will have the right to receive only the redemption price for each right held.

        Amendment of Rights.    At any time before a person or group becomes the beneficial owner of securities representing 10% or more of our common stock then outstanding, the terms of the existing rights agreement maybe amended by our board of directors without the consent of the holders of the rights.

        However, if at any time after a person or group beneficially owns securities representing 10% or more, or such lower percentage as may be amended in the existing rights agreement, of our common stock then outstanding, our board of directors may not adopt amendments to the existing rights agreement that adversely affect the interests of holders of the rights. Furthermore, once the rights are no longer redeemable, our board of directors may not adopt any amendment that would lengthen the time period during which the rights are redeemable.

        Termination of Rights.    If not previously exercised, the rights will expire 10 years from the date that the rights agreement commences, unless we earlier redeem or exchange the rights or extend the final expiration date.

        Series A Junior Participating Preferred Stock.    In connection with the creation of the rights, as described above, our board of directors has authorized the issuance of 7.5 million shares of Series A junior participating preferred stock.

        We have designed the dividend, liquidation, voting and redemption features of our Series A junior participating preferred stock so that the value of one one-thousandth of a share of our Series A junior participating preferred stock approximates the value of one share of our common stock. Shares of our Series A junior participating preferred stock may only be purchased after the rights have become exercisable, and each share of the Series A junior participating preferred stock:

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  is nonredeemable and junior to all other series of preferred stock, unless otherwise provided in the terms of those series of preferred stock;

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  will have a preferential dividend in an amount equal to the greater of $1.00 or 1,000 times any dividend declared on each share of common stock;

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  in the event of liquidation, will entitle its holder to receive a preferred liquidation payment equal to 1,000 times the payment made per share of common stock;

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  will have 1,000 votes, voting together with the common stock and any other capital stock with general voting rights; and

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  in the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, will be entitled to receive 1,000 times the amount and type of consideration received per share of common stock.

        The rights of our Series A junior participating preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

Delaware Business Combination Statute

        Section 203 of the Delaware General Corporation Law provides that, subject to exceptions set forth therein, an interested stockholder of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the date that such stockholder becomes an interested stockholder unless:

  •
  prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

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  on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as otherwise set forth in Section 203, an interested stockholder is defined to include:

•
any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of' the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination and

•
the affiliates and associates of any such person.

        Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. We have not elected to be exempt from the restrictions imposed under Section 203. However, for a period of three years following the distribution date, Lucent and its affiliates are excluded from the definition of interested stockholder pursuant to the terms of Section 203. The provisions of Section 203 may encourage persons interested in acquiring us to negotiate in advance with our board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder. Such provisions also may have the effect of preventing changes in our management. It is possible that such provisions could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

        The Bank of New York is acting as the transfer agent and registrar for our common stock.

PLAN OF DISTRIBUTION

        Avaya may sell the securities in four ways:

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  through underwriters;

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  through dealers;

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  through agents; and

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  directly to purchasers.

        If Avaya uses underwriters in an offering of securities using this prospectus, we will execute an underwriting agreement with one or more underwriters. The names of those underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to specified conditions precedent and that the underwriters will be obligated to purchase all of the offered securities if any are purchased. Underwriters may sell those securities through dealers. The underwriters may change the initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers. If Avaya uses underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

        We may grant to the underwriters option to purchase additional offered securities, to cover over- allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

        If Avaya uses a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer as principal. The dealer may then resell those securities to the public or other dealers at a fixed price or varying prices to be determined at the time of resale.

        If Avaya designates an agent or agents in an offering of securities using this prospectus, unless otherwise indicated in a prospectus supplement, that agent will be acting on a best efforts basis for the period of its appointment.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        Underwriters, dealers, agents or remarketing firms participating in a distribution of securities using this prospectus may be deemed to be underwriters under the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from us or from purchasers of offered securities for whom they act as agents, will be disclosed in the prospectus supplement. Pursuant to agreements that we may enter into, underwriters, dealers, agents or remarketing firms who participate in the distribution of securities by use of this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that those underwriters, dealers, agents or remarketing firms may be required to make in respect of these liabilities.

        We may offer to sell securities, either at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

        We may authorize underwriters, and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. Any commission paid to agents and underwriters soliciting purchases of securities pursuant to delayed delivery contracts accepted by us will be detailed in the prospectus supplement.

        We may also use this prospectus to directly solicit offers to purchase securities. Except as set forth in the applicable prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

        Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL OPINIONS

        The validity of the securities offered in this prospectus, as well as certain other legal matters, will be passed upon by Pamela F. Craven, Vice President, General Counsel and Secretary, of the Company. As of March 1, 2001, Pamela F. Craven owned 1,220 shares of Avaya common stock and options and stock units for 1,355,538 shares of Avaya common stock.

EXPERTS

        The consolidated financial statements of Avaya as of September 30, 2000 and 1999 and for each of the three fiscal years in the period ended September 30, 2000 incorporated by reference in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the changes in accounting as described in Notes 2 and 11 to the consolidated financial statements and an emphasis of a matter paragraph relating to Avaya's spin-off from Lucent as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

$175,000,000

Avaya Inc.

11 1/8% Senior Secured Notes due 2009

PROSPECTUS SUPPLEMENT

May    , 2003

Citigroup Credit Suisse First Boston

Deutsche Bank Securities JPMorgan

HSBC

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TABLE OF CONTENTS
SUMMARY
Avaya
Recent Developments
The Offering
Summary Financial and Other Data
Summary Financial and Other Data
RISK FACTORS
Risks Relating To The Notes
Risks Related to Our Business
Risks Related To Our Revenue and Business Strategy
Risks Related To Our Liquidity And Capital Resources
Risks Related To Our Operating Results
Risks Related To Our Operations
Risks Related To Contingent Liabilities
FORWARD LOOKING STATEMENTS
USE OF PROCEEDS
CAPITALIZATION
DESCRIPTION OF EXISTING CREDIT AGREEMENT
DESCRIPTION OF NOTES
DESCRIPTION OF COLLATERAL ARRANGEMENTS
UNDERWRITING
VALIDITY OF THE NOTES
EXPERTS
TABLE OF CONTENTS
DESCRIPTION OF AVAYA
FORWARD LOOKING STATEMENTS
WHERE TO FIND ADDITIONAL INFORMATION REGARDING AVAYA
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK ACCRETION
USE OF PROCEEDS
DESCRIPTION OF THE INDENTURE AND DEBT SECURITIES
DESCRIPTION OF THE WARRANTS
DESCRIPTION OF CAPITAL STOCK
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS